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                                                                   EXHIBIT 10.48

                                    SUBLEASE

                  SUBLESSOR:  SCHOTTENSTEIN STORES CORPORATION
                              1798 FREBIS AVENUE
                              COLUMBUS, OHIO 43206-3764

                  SUBLESSEE:  SHONAC CORPORATION DBA DSW SHOE WAREHOUSE
                              1675 WATKINS ROAD
                              COLUMBUS, OHIO 43207

                  PREMISES:   4541 CLARITON BOULEVARD
                              PITTSBURGH, PA 15227

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                               TABLE OF CONTENTS

SECTION 1......................................................................                                          PREMISES

SECTION 2......................................................................                                              TERM

SECTION 3......................................................................                                 COMMENCEMENT DATE

SECTION 4................. ....................................................                                   RENEWAL OPTIONS

SECTION 5......................................................................                                      MINIMUM RENT

SECTION 6......................................................................                                   PERCENTAGE RENT

SECTION 7 INTENTIONALLY DELETED................................................                                  SECURITY DEPOSIT

SECTION 8......................................................................                                  RIGHT TO REMODEL

SECTION 9......................................................................                                         UTILITIES

SECTION 10.....................................................................                                             GLASS

SECTION 11.............................................. ......................                                 PERSONAL PROPERTY

SECTION 12.....................................................................                                 RIGHT TO MORTGAGE

SECTION 13.....................................................................                            SUBLEASE OR ASSIGNMENT

SECTION 14.....................................................................                                      COMMON AREAS

SECTION 15.....................................................................                         OPERATION OF COMMON AREAS

SECTION 16........................... .........................................        COMMON AREA MAINTENANCE, SUBLESSEE'S SHARE

SECTION 17.....................................................................                                    EMINENT DOMAIN

SECTION 18.....................................................................                                 SUBLESSEE'S TAXES

SECTION 19.....................................................................                                     RISK OF GOODS

SECTION 20.....................................................................                                 USE AND OCCUPANCY

SECTION 21.....................................................................                                         NUISANCES

SECTION 22............................................................... ....                           WASTE AND REFUSE REMOVAL

SECTION 23.....................................................................                                 FIRE AND CASUALTY

SECTION 24.....................................................................                                 SUBLESSOR REPAIRS

SECTION 25.....................................................................                               SUBLESSEE'S REPAIRS

SECTION 26.....................................................................                   COVENANT OF PEACEFUL POSSESSION

SECTION 27.....................................................................  SUBLESSEE'S AND SUBLESSOR'S INSURANCE; INDEMNITY

SECTION 28.....................................................................                                 REAL ESTATE TAXES

SECTION 29.....................................................................                SUBLESSEE'S INSURANCE CONTRIBUTION

SECTION 30.....................................................................                                          FIXTURES

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
SECTION 31.....................................................................                                         SURRENDER

SECTION 32.....................................................................                                      HOLDING OVER

SECTION 33.....................................................................                                            NOTICE

SECTION 34.....................................................................                                           DEFAULT

SECTION 35.....................................................................                             WAIVER OF SUBROGATION

SECTION 36.....................................................................               LIABILITY OF SUBLESSOR; EXCULPATION

SECTION 37................................. ...................................                                 RIGHTS CUMULATIVE

SECTION 38.....................................................................                             MITIGATION OF DAMAGES

SECTION 39.....................................................................                                             SIGNS

SECTION 40.....................................................................                                  ENTIRE AGREEMENT

SECTION 41 INTENTIONALLY DELETED...............................................                                  SUBLESSOR'S LIEN

SECTION 42.....................................................................                           BINDING UPON SUCCESSORS

SECTION 43.....................................................................                              HAZARDOUS SUBSTANCES

SECTION 44.....................................................................                              TRANSFER OF INTEREST

SECTION 45.....................................................................                                ACCESS TO PREMISES

SECTION 46.....................................................................                                          HEADINGS

SECTION 47.....................................................................                                        NON-WAIVER

SECTION 48.....................................................................                               SHORT FORM SUBLEASE

SECTION 49.....................................................................                         REFERENCE TO MASTER LEASE

SECTION 50.....................................................................                              ESTOPPEL CERTIFICATE

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                                    SUBLEASE

     THIS AGREEMENT OF SUBLEASE, made this______________________________day of May, 2000, by and between Schottenstein Stores Corporation, a Delaware Corporation (hereinafter referred to as "Sublessor"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation dba DSW Shoe Warehouse, with offices at 1675 Watkins Road, Columbus, Ohio 43207 (hereinafter referred to as "Sublessee").

                                   WITNESSETH:

SECTION 1. PREMISES

     (a) Sublessor, in consideration of the rents to be paid and covenants and agreements to be performed by Sublessee, does hereby sublease unto Sublessee the premises (hereinafter referred to as the "premises" or "demised premises") in the Best Buy Shopping Center (hereinafter referred to as the "Shopping Center"), at 4541 Clariton Boulevard in the City of Pittsburgh, and State of Pennsylvania. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-l" attached hereto and made a part hereof. Sublessee shall not change the configuration of the Shopping Center or consent to any proposed change by Landlord which requires Sublessor's consent under the Master Lease (as those terms are defined in Section 49 below) so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Sublessee.

     (b) The demised premises shall have a ground floor area of approximately 30,799 square feet with approximate dimensions of 120' x 240' + 40' x 50'.

SECTION 2.TERM

     The term of this Sublease shall be for a period of seventeen (17) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Sublease.

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SECTION 3. COMMENCEMENT DATE

     (a) As herein used, the phrase "commencement date" shall mean the earlier of: (i) the day Sublessee opens for business in the demised premises, or (ii) ninety (90) days after Sublessor has delivered to Sublessee possession of the demised premises as same are to be substantially completed by Sublessor and ready for occupancy, as in (b) below. The anticipated delivery date is within six (6) months of a fully executed sublease agreement. Sublessee shall not be required to accept delivery between 11-01 -00 and 01-31-01. Should Sublessee not receive possession by 01 -31 -01, Sublessee at its option may terminate this sublease agreement by notice to Sublessor at any time prior to delivery of possession of the demised premises to Sublessee. Notwithstanding the above, Sublessor shall give Sublessee at least sixty (60) days advance written notice of its anticipated delivery date, so that Sublessee might plan accordingly.

     (b) Possession of the demised premises shall not be deemed to have been given to Sublessee unless the demised premises are ready for the installation of Sublessee's fixtures and finishing work by Sublessee, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises. Sublessor's work is listed on Exhibit "B", attached hereto and made a part hereof.

     (c) Prior to the date on which possession is delivered to Sublessee as aforesaid, Sublessee shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Sublessor's construction activities. All work other than that to be performed by Sublessor is to be done by Sublessee within ninety (90) days after the date possession of the demised premises has been delivered to Sublessee, at Sublessee's expense in accordance with the provisions of this Sublease and as set forth in the schedule entitled Description of Sublessee's Work and attached hereto as Exhibit "C" and made a part hereof.

     (d) From the date upon which the demised premises are delivered to Sublessee for its work until the commencement date of the sublease term, Sublessee shall observe and perform all of its obligations under this Sublease (except its obligation to operate and to pay minimum rent, percentage rent, its pro rata share of maintenance costs, provided for in Section 16 hereof, its pro rata share of real estate taxes provided for in Section 28 hereof and its prorata share of insurance provided for in Section 29 hereof). In the event Sublessee fails to open for business within ninety (90) days after the date possession of the

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demised premises has been delivered to Sublessee, Sublessor, in addition to any and all other available remedies, may require Sublessee to pay to Sublessor, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-one hundred eightieth (1/180) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

     (a) Provided Sublessor has exercised its renewal option (of which notice shall also be given to Sublessee) as granted in the Master Lease; and provided Sublessee has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Sublease and is not in default under this Sublease, Sublessee may, by giving written notice to the Sublessor at least one
(1) year on or before the expiration of the original term of this Sublease, extend such term for a period of five (5) year(s) upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Thirty Five Thousand Nine Hundred Thirty Two and 17/100 Dollars ($35,932.17) each month.

     (b) Provided Sublessor has exercised its renewal option as granted in the Master Lease; and provided Sublessee has fully complied with all of the terms, provisions and conditions on its part to be performed under this Sublease, is not in default under this Sublease and has exercised its first option to renew hereunder, Sublessee may, by giving written notice to the Sublessor at least one
(1) year on or before the expiration of the first extended term of this Sublease, extend such term for an additional period of five (5) year(s) upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to subparagraph (a) above) during this second renewal term shall be further increased to Thirty Eight Thousand Four Hundred Ninety Eight and 75/100 Dollars ($38,498.75) each month.

     (c) Provided Sublessor has exercised its renewal option as granted in the Master Lease; and provided Sublessee has fully complied with all of the terms, provisions and conditions on its part to be performed under this Sublease, is not in default under this Sublease and has exercised its second option to renew hereunder, Sublessee may, by giving written notice to the Sublessor at least one
(1) year on or before the expiration of the second extended term of this Sublease, extend such term for an additional period of two (2) year(s) upon the same covenants and agreements as the second extended term except that the minimum rent (as increased pursuant to subparagraph (b) above) during this third renewal term

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shall be further increased to Forty One Thousand Sixty Five and 33/100 Dollars
($41,065.33) each month.

SECTION 5. MINIMUM RENT

     (a) Sublessee agrees to pay to Sublessor, as minimum rent for the demised premises, equal consecutive monthly installments of: (i) Twenty Eight Thousand Two Hundred Thirty Two and 42/100 Dollars ($28,232.42), commencing on the commencement date, and continuing on the first day of each calendar month during years one (1) through five (5) of the initial term of this Sublease; (ii) Thirty Thousand Seven Hundred Ninety Nine and no/100 Dollars ($30,799.00) each calendar month during years six (6) through ten (10) of the initial term of this Sublease; and (iii) Thirty Three Thousand Three Hundred Sixty Five and 58/100 Dollars ($33,365.58) each calendar month during years eleven (11) through seventeen (17) of the initial term of this Sublease. All such rental shall be payable to Sublessor in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this sublease agreement). As used in this Sublease, the term "minimum rent" means the minimum rent set forth in this subparagraph (a).

     (b) If the Sublease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

     (c) Until further notice to Sublessee, all rental payable under this Sublease shall be payable to Sublessor and mailed to Sublessor at 1798 Frebis Avenue, Columbus, Ohio 43206-3764.

     (d) In the event any sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Sublessee shall immediately pay, as additional rent, a service charge equal to Fifty Dollars ($50.00). Sublessee shall pay an additional late charge in the same amount for each additional seven (7) day period after the same are due until such payment has been received by Sublessor. The foregoing late charge is in addition to all default remedies of Sublessor pursuant to Section 34 below.

SECTION 6. PERCENTAGE RENT

     (a) Sublessee shall pay to Sublessor as additional rent, a percentage rental of two percent (2%)

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annually of the "gross receipts" that exceed: (i) $8,469,725 Yrs. 1-5; (ii)
$9,239,700 Yrs. 6-10; (iii) $10,009,675 Yrs. 11-17; (iv) $10,779,651 1ST Option;
(v) $11,549,625 2nd Option; and (vi) $12,319,599 3rd Option.

     (b) For purposes hereof, a sublease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Sublease; provided, however, that if this Sublease commences on a day other than the first day of a calendar month, then the first sublease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last sublease year shall consist of the period commencing from the end of the preceding sublease year and ending with the end of the term of the Sublease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a sublease year, the percentage rental for such sublease year shall be adjusted on a pro rata basis, based upon the actual number of days in such sublease year.

     (c) Each sublease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such sublease year.

     (d) The term "gross receipts" as used in this Sublease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's "gross sales," all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

     (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each sublease year, accompanied by a statement in writing signed by Sublessee setting forth its gross receipts from the sale of all items for such sublease year. Sublessee shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Sublessor, its agents and accountants, shall have access to such records for the two (2) prior Lease Years

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at any and all times during regular business hours for the purpose of examining or auditing the same. Sublessee shall also furnish to Sublessor any and all supporting data in its possession relating to gross sales and any deductions therefrom as Sublessor may reasonably require. Sublessor agrees to keep any information obtained therefrom confidential, except as may be required for Sublessor's tax returns, or in the event of litigation or arbitration where such matters are material.

     (f) Sublessee shall at all times maintain accurate records which shall be available for Sublessor's inspection at any reasonable time.

     (g) If Sublessor, for any reason, questions or disputes any statement of percentage rental prepared by Sublessee, then Sublessor, at its own expense, may employ such accountants as Sublessor may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Sublessor shall show any additional percentage rents payable by Sublessee, then Sublessee shall pay to Sublessor such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Sublessee, unless Sublessee shall, within said thirty (30) day period, notify Sublessor that Sublessee questions or disputes the correctness of such report. In the event that Sublessee questions or disputes the correctness of such report, the accountants employed by Sublessee and the accountants employed by Sublessor shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Sublessee questioning or disputing the report of Sublessor's accountants. In the event that it is finally determined by the parties that Sublessee has understated percentage rent for any Sublease year by three percent (3%) or more, Sublessee shall pay the reasonable cost of the audit. Furthermore, if Sublessee's gross sales cannot be verified due to the insufficiency or inadequacy of Sublessee's records, then Sublessee shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Sublessee.

SECTION 7. SECURITY DEPOSIT - DELETED

SECTION 8. RIGHT TO REMODEL

     Sublessee may, at Sublessee's expense, make non-structural repairs and alterations to the interior of the demised premises in accordance with all laws and in the exercise of good business judgement. Subject to any consent requirements of Landlord under the Master Lease, Sublessee may not make any structural or exterior changes to the premises without the prior written consent of Sublessor, which

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consent shall not be unreasonably withheld or delayed. Any structural alteration may not diminish the market value of the demised premises. All plans for such remodeling shall be submitted to Sublessor for endorsement of its approval prior to commencement of work. Upon Sublessor's request, Sublessee shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Sublessee will indemnify and save harmless the Sublessor from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Sublessee to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other Sublessees in the Shopping Center, Sublessee shall, if so directed in writing by Sublessor, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other Sublessees of the Shopping Center for the duration of such alterations, additions or other work. If Sublessor determines, in its sole judgment, that Sublessee has failed to take any of such necessary protective measures, Sublessor may do so and Sublessee shall reimburse Sublessor for the cost thereof within ten (10) days after Sublessor bills Sublessee therefor.

     All such work shall be performed lien free by Sublessee. In the event a mechanic's lien is filed against the premises or the Shopping Center, Sublessee shall discharge or bond off same within ten (10) days from the filing thereof. If Sublessee fails to discharge said lien, Sublessor may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Sublessee as additional rent.

SECTION 9. UTILITIES

     The Sublessee agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable Sublessor will use its best efforts to separately meter utilities. .Sublessor shall provide, or cause to be provided, all such utility services to the premises. Sublessee shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Sublessee shall be responsible for its prorata share thereof as determined from time to time and billed by Sublessor. Sublessor shall not be liable for

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the quality or quantity of or interference involving such utilities unless due directly to Sublessor's negligence.

     During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied, Sublessee agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

     Sprinkler systems, if any, located in Sublessee's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Sublessee's area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Sublessor and fifty percent (50%) borne by Sublessee. Sublessee shall replace all sprinkler heads due to painting or environmental exposure from Sublessee's operations. All other cost of maintaining the sprinkler system in Sublessee's area shall be paid by the Sublessee.

SECTION 10. GLASS

     The Sublessee shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Sublessor harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

     The Sublessee further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Sublessee's sole risk, or at the risk of those claiming under the Sublessee, and that the Sublessor shall not be liable for any damage to said property or loss suffered by the business or occupation of the Sublessee caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

     (a) Sublessee acknowledges that Landlord, pursuant to the Master Lease, has reserved the right to subject and subordinate this Sublease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Sublessee's rights under this Sublease, so long as Sublessee performs the obligations imposed upon it hereunder and is not in default hereunder, and Sublessee attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Sublessee

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receiving a commercially reasonable non-disturbance agreement. Sublessee shall execute any instrument presented to Sublessee for the purpose of effecting such subordination. If Sublessee, within ten (10) days after submission of such instrument, fails to execute same, Sublessor is hereby authorized to execute same as attorney-in- fact for Sublessee. It is a condition, however, to the subordination and lien provisions herein provided, that Sublessor shall procure from any such mortgagee an agreement in writing, which shall be delivered to Sublessee or contained in the aforesaid subordination agreement, providing in substance that so long as Sublessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Sublease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Sublease affected by any default under such mortgage.

     (b) Wherever notice is required to be given to Sublessor pursuant to the terms of this Sublease, Sublessee will likewise give such notice to any mortgagee of Sublessor's interest in the demised premises upon notice of such mortgagee's name and address from Sublessor. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Sublessor that Sublessor would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

     The Sublessee further covenants and agrees not to enter into license, purchase or concession agreements or to assign or sublet the demised premises or any part of same, or in any other manner transfer, mortgage or pledge the Sublease, its subleasehold or the demised premises, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. In the event of any such subletting or assignment or other such transfer upon obtaining Sublessor's consent, Sublessee shall nevertheless remain fully and primarily liable hereunder.

SECTION 14. COMMON AREAS

     Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord pursuant to the terms of the Master Lease for the common use and benefit of tenants and their respective sublessees of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of tenants or other sublessees.

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SECTION 15. OPERATION OF COMMON AREAS

     (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants and their respective sublessees of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Sublessee upon delivery of a copy thereof to the Sublessee; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants and their respective sublessees of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas.

     (b) Sublessee shall keep all common areas free of obstructions created or permitted by Sublessee. Sublessee shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's or Sublessor's opinion unauthorized persons are using any of the common areas by reason of Sublessee's occupancy of the demised premises, Landlord and/or Sublessor shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Sublessor, Sublessee, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE. SUBLESSEE'S SHARE

     (a) Sublessee shall initially pay to Sublessor as additional rental, simultaneously with payment of minimum rental called for under Section 5, fifty cents ($0.50) per square foot, payable in equal monthly

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installments of One Thousand Two Hundred Eighty Three and 29/100 Dollars
($1,283.29), as its estimated monthly prorata share of the "maintenance cost" for the operation and maintenance of the common areas.

      (b) The Maintenance Costs for the common areas shall be computed in accordance with the terms of the Master Lease.

      (c) Sublessor shall maintain, or cause Landlord to maintain, accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. Sublessee's proportionate share of the Maintenance Costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all leasable space in the Shopping Center.

      (d) Sublessee's proportionate share of all Maintenance Costs shall be computed by Sublessor within ninety (90) days after the end of each accounting year (which Sublessor may change from time to time). At this time Sublessor shall furnish to Sublessee a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Sublessee's proportionate share thereof (prorated for any partial Sublease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Sublessee's share of such costs differs from the sum paid by Sublessee in respect to such year, the difference shall be billed to and paid by Sublessee within thirty (30) days after Sublessee's receipt of said bill. Sublessee's estimated monthly maintenance cost thereafter may be adjusted by written notice from Sublessor. Notwithstanding the above, Sublessee's prorata share shall not exceed that of Sublessor under the master lease.

      (e) If Sublessee, for any reason in the exercise of good business judgment, questions or disputes any statement of maintenance costs prepared by Sublessor, then Sublessee, at its own expense, may employ such accountants as Sublessee may select to review Sublessor's books and records solely with respect to maintenance costs during the prior two (2) Lease Years to determine the amount of maintenance costs for the period or periods covered by such statements. If the report of the accountants employed by Sublessee shall show any overcharge paid by Sublessee, then Sublessee shall receive a credit from Sublessor for such difference. Any underpayment shall be paid by Sublessee. In the event that Sublessee questions or disputes the correctness of such report, the accountants employed by Sublessee and the accountants employed by Sublessor shall endeavor to reconcile the question(s) or

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

dispute(s) within thirty (30) days after the notice from Sublessee questioning or disputing the report of Sublessor's accountants. In the event that it is finally determined by the parties that Sublessor has overstated maintenance costs for any Sublease year by three percent (3%) or more, Sublessor shall pay the reasonable cost of the audit. Furthermore, if Sublessor's maintenance costs cannot be verified due to the insufficiency or inadequacy of Sublessor's records, then Sublessor shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including subleasehold, reversion and fee, shall belong to the Sublessor and Sublessee hereby assigns to Sublessor all of Sublessee's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Sublessee's business, the Sublessor at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Sublessee's business, then this Sublease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be resubleased from all further obligations hereunder except as herein stated. No other taking, appropriation or condemnation shall cause this Sublease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Sublessee or a breach of Sublessor's covenant of quiet enjoyment.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Sublessor or Sublessee upon the giving of thirty (30) days written notice (after such taking or condemnation), this Sublease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 18. SUBLESSEE'S TAXES

      Sublessee further covenants and agrees to pay promptly when due all taxes assessed against Sublessee's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Sublease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Sublessee's risk if damaged by water, fire, explosion, wind or accident of any kind, and Sublessor shall have no responsibility therefor or liability for any of the foregoing and Sublessee hereby resubleases Sublessor from such liability.

SECTION 20. USE AND OCCUPANCY

      The demised premises during the term of this Sublease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose in accordance with the terms of the Master Lease Sublessee shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Sublessee's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Sublessor or Sublessee with respect to the business of Sublessee and the use, occupancy or alteration of the demised premises. Sublessee shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Sublessee covenants and agrees that the demised premises shall not be abandoned and that only minor portions of the demised premises shall be used for office or storage space in connection with Sublessee's business conducted in the demised premises. Without being in default of this Sublease, Sublessee shall have the right to cease operating (go dark) at any time and for whatever reason after the first (1st) sublease Year. Notwithstanding the foregoing, Sublessee's right to vacate (go dark), shall not release or excuse the Sublessee from any obligations or liabilities, including the payment of Rent and other charges, under this Sublease without the express written consent of Sublessor. In the event Sublessee fails to operate for one hundred twenty (120) or more consecutive days, Sublessor shall have the right, effective upon thirty (30) days prior written notice to Sublessee, to terminate the Sublease as Sublessor's sole remedy, provided that if Sublessee recommences operating fully stocked in substantially all of the premises within such thirty
(30) days, Sublessor's termination shall be null and void. In the event Sublessee shall cease operating after the first sublease year, Sublessor's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Sublease and to recover from Sublessee the unamortized portion of the costs incurred by Sublessor in performing Sublessor's Work. Upon payment thereof by Sublessee, there shall be nofurther liability of the parties hereunder. Such termination shall be effective upon written notice to Sublessee any time prior to Sublessee reopening for business in the premises. Provided, however, in the event Sublessor has not so elected to recapture, Sublessee shall have right to notify Sublessor of Sublessee's intention to reopen for business fully stocked in substantially all of the premises within sixty (60) days, followed by Sublessee's actually reopening for business in the premises within such sixty
(60) day period, which notice and actual reopening shall toll Sublessor's right to recapture.

SECTION 21. NUISANCES

      Sublessee shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other Sublessees in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Sublessee covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Sublessor or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Sublessee agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Sublessee shall provide a refuse collection container at the rear of the demised premises to accommodate Sublessee's refuse and Sublessee shall routinely clean up around trash containers. Sublessee shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Sublessor.

SECTION 23. FIRE AND CASUALTY

      (a) Sublessor or Landlord shall at all times during the term of this Sublease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Sublessor and Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Sublessee's use of the premises. Sublessor and Landlord may elect to self-insure their obligations hereunder and/or use whatever deductibles as Landlord and Sublessor deem appropriate, in their sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord or Sublessor shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Sublease shall abate
(i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Sublessee is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Sublessee or Sublessor may, at their option, terminate this Sublease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Sublessor and Sublessee shall be released from all future liability and obligations under this Sublease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Sublease, Sublessor shall have the right to terminate this Sublease by written notice to Sublessee within sixty (60) days following such damage or destruction, unless Sublessee shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Sublease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Sublessee makes said offer to extend, Sublessor and Sublessee shall determine the terms and conditions of said extension within thirty (30) days thereafter or Sublessee's offer shall not be deemed to prevent Sublessor from canceling this Sublease. If such terms and conditions have been mutually agreed to by the parties, then Sublessor shall accept Sublessee's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

SECTION 24. SUBLESSOR REPAIRS

      (a) Sublessor or Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Sublessee or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Sublessee. "Structural portions" shall mean only the following: (i) foundations; (ii) exterior walls except for interior faces); (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph (a) above, Sublessor and Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; and (iii) damage to Sublessee's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Sublessor shall, in any event, have ten (10) days after notice from Sublessee stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Sublessee expressly hereby waives the provisions of any law permitting repairs by a Sublessee at Sublessor's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Sublessor shall be controlled by Section 23 and Section 17 respectively.

SECTION 25. SUBLESSEE'S REPAIRS

      (a) Sublessee shall keep and maintain, at Sublessee's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all subleasehold improvements; (ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings;
(ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. In the event local or state codes do not require alarm systems, Sublessee shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Sublessee's premises. Moreover, it shall be Sublessee's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Sublessee, its agents, invitees, or employees, and/or as a result of Sublessee's repair obligations hereunder.

      (b) If Sublessor deems any repair which Sublessee is required to make hereunder to be necessary, Sublessor may demand that Sublessee make such repair immediately. If Sublessee refuses or neglects to make such repair and to complete the same with reasonable dispatch, Sublessor may make such repair and Sublessee shall, on demand, immediately pay to Sublessor the cost of said repair, together with interest at ten percent (10%) per annum. Sublessor shall not be liable to Sublessee for any loss or damage that may accrue to Sublessee's stock or business by reason of such work or its results.

      (c) Neither Sublessee nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (d) Sublessee shall pay promptly when due the entire cost of work in the demised premises undertaken by Sublessee so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Sublessor; to comply with all governmental requirements; and to save the Sublessor and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.

SECTION 26. COVENANT OF PEACEFUL POSSESSION

      Sublessor shall put Sublessee into complete and exclusive possession of the demised premises, and if Sublessee shall pay the rental and perform all the covenants and provisions of this Sublease to be performed by the Sublessee, Sublessee shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Sublease.

SECTION 27. SUBLESSEE'S AND SUBLESSOR'S INSURANCE; INDEMNITY

      (a) Casualty Insurance. Sublessee shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Sublessee deems necessary. Sublessor shall not be liable for any damage to Sublessee's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Sublessor or Sublessor's employees or agents contributed thereto. Sublessee expressly releases Sublessor of and from all liability for any such damage. Sublessee agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this resublease from liability.

      (b) Public Liability Insurance. Sublessee agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Sublessee) insuring Sublessee against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Sublessee's conduct and operation of its business in the demised premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Sublessee shall furnish to Sublessor certificates evidencing the continuous existence of such insurance coverage, which must also name Sublessor as an additional insured. All insurance companies must be licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Sublease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Sublessor of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

      (c) Additional Insurance. Sublessee agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Sublessee. Business interruption limits shall be for the actual loss sustained.

      (d) Miscellaneous Insurance. Sublessee agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Sublessee agrees to defend, indemnify and hold harmless Sublessor from all actions or claims of Sublessee's employees or employee's family members. Sublessee agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      With respect to any alterations or improvements by Sublessee, Sublessee shall maintain contingent liability and builder's risk coverage naming Sublessor as an additional named insured. If Sublessee hires contractors to do any improvements on the premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Sublessor.

      (e) During the term of this Sublease, Sublessor or Landlord shall, at their sole cost and expense, provide and maintain or cause to be provided and maintained with respect to the premises, insurance on the common areas, the Sublessee's store building and all other improvements in the Shopping Center in which the premises are situated. The Sublessor covenants and agrees that said insurance shall include protection against all the hazards covered by fire and extended coverage form of insurance policy and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to at least the condition existing immediately prior to any such damage or destruction. Neither Sublessee nor any of its affiliates or subtenants shall be liable for any loss or damage, regardless of cause, resulting from fire, flood, act of God or other casualty. Sublessor shall also obtain or cause Landlord to obtain general comprehensive liability insurance for coverage and limits at least equal to that set forth in Section 27(b) for all portions of the Shopping Center (other than the premises or those areas insured by other lessees), including the common areas, protecting Sublessee for any and all claims for damages to persons or property or loss of life or property occurring upon, in or about the common areas and the remainder of the Shopping Center. Sublessor or Landlord, as the case may be, may use commercially reasonable deductibles as such party customarily carries in the conduct of its business; however, Sublessor or Landlord, as the case may be, shall be responsible for all liabilities not covered by deductibles or self-insured retention levels.

      (f) Indemnity. Sublessee shall indemnify Sublessor, Sublessor's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Sublessor of any covenant or agreement on its part to be performed under this Sublease or the negligence of Sublessor. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (g) Sublessor shall indemnify Sublessee, Sublessee's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Sublessee of any covenant or agreement on Sublessee's part to perform under this Sublease or the negligence of Sublessee. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      Sublessee shall pay Sublessee's Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each sublease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Sublease. For each sublease year, "Sublessee's Proportionate Share" of the real estate taxes upon the Shopping Center (including the Common Areas) shall be the product of such taxes multiplied by a fraction, the numerator of which shall be the ground floor area (expressed in square feet) of the Demised Premises and the denominator of which shall be the gross leasable floor area (expressed in square feet) of the Shopping Center.

      For the purpose of this Sublease, the term "real estate taxes" shall includeall amounts payable as real estate taxes under the Master Lease.

      The real estate taxes for any sublease year shall be the real estate taxes for the tax year terminating during said sublease year. If any sublease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Sublease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.

      Sublessor shall submit to Sublessee true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Sublease and shall bill Sublessee for the amount to be paid by Sublessee hereunder. Said bill shall be accompanied by a computation of the amount payable by Sublessee and such amount shall be paid by Sublessee within thirty (30) days after receipt of said bill.

      Should the State of Pennsylvania or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section. Notwithstanding the above, Sublessee's prorata share of real estate taxes shall not exceed a pro rata share of Sublessor's expenses therefor pursuant to the Master Lease.

SECTION 29. SUBLESSEE'S INSURANCE CONTRIBUTION

      Sublessee shall pay as additional rent, Sublessee's Proportionate Share (as defined in Section 28 above) of the premiums for the insurance maintained by Sublessor on all buildings and improvements, as well as liability insurance for the Shopping Center, including the common areas, for each sublease year during the term of this Sublease, or, alternatively, all amounts maintained therefor by Landlord under the Master Lease. The premiums for the first and last sublease years shall be prorated. Sublessee shall pay Sublessee's Proportionate Share of such premiums annually upon demand for such payment by Sublessor. Sublessee's Proportionate Share thereof shall be paid by Sublessee within thirty (30) days after Sublessor's demand therefor. Notwithstanding the above, Sublessee's prorata share of insurance costs shall not exceed a pro rata share of Sublessor's expense therefor pursuant to the Master Lease.

SECTION 30. FIXTURES

      Provided that Sublessee shall repair any damage caused by removal of its property and provided that the Sublessee is not in default under this Sublease, Sublessee shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Sublessee covenants and agrees to deliver up and surrender to the Sublessor the physical possession of the demised premises upon the expiration of this Sublease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Sublessor or Sublessor's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Sublease) and any holding over after the expiration by the Sublessee shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Sublessor's option; and no acceptance of rent by or act or statement whatsoever on the part of the Sublessor or his duly authorized agent in the absence of a written contract signed by Sublessor shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Whenever under this Sublease provisions are made for notice of any kind to Sublessor, it shall be deemed sufficient notice and sufficient service thereof if such notice to Sublessor is in writing, addressed to Sublessor at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, or at such address as Sublessor may notify Sublessee in writing, and deposited in the United States mailed by registered or certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to Vice President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Sublessee shall be sent in like manner to 1675 Watkins Road, Columbus, Ohio 43207. All notices may be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Sublease by Sublessee:

      1. Sublessee fails to pay any monthly installment of minimum rent and/or additional rent within ten (10) days after the same shall be due and payable and, for the first two (2) times in any twelve (12) month period, within five
(5) days after receipt of written notice thereof;

      2. Sublessee fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease for a period of twenty (20) days after notice thereof from Sublessor; provided, however, that if the term, condition, covenant or obligation to be performed by Sublessee is of such nature that the same cannot reasonably be cured within twenty (20) days and if Sublessee commences such performance or cure within said twenty (20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Sublessor's notice, but in no event later than forty-five (45) days after Sublessor's notice.

      3. If Sublessee refuses to take possession of the demised premises at the delivery of possession date.

      4. A trustee or receiver is appointed to take possession of substantially all of Sublessee's assets in, on or about the demised premises or of Sublessee's interest in this Sublease (and Sublessee or any guarantor of Sublessee's obligations under this Sublease does not regain possession within sixty (60) days after such appointment); Sublessee makes an assignment for the benefit of creditors; or substantially all of Sublessee's assets in, on or about the demised premises or Sublessee's interest in this Sublease are attached or levied upon under execution (and Sublessee does not discharge the same within sixty
(60) days thereafter).

      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Sublessee or any guarantor of Sublessee's obligations under this Sublease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Sublessee or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Sublessor's Remedies: Upon the occurrence of any event of default, Sublessor shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Sublessee:

      1. Sublessor may re-enter the demised premises and cure any default of Sublessee, in which event Sublessee shall reimburse Sublessor for any cost and expenses which Sublessor may incur to cure such default; and Sublessor shall not be liable to Sublessee for any loss or damage which Sublessee may sustain by reason of Sublessor's action.

      2. Sublessor may terminate this Sublease or Sublessee's right to possession under this Sublease as of the date of such default, in which event:
(a) neither Sublessee nor any person claiming under or through Sublessee shall thereafter be entitled to possession of the demised premises, and Sublessee shall immediately thereafter surrender the demised premises to Sublessor; (b) Sublessor may re-enter the demised premises and dispose Sublessee or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Sublessor may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Sublease, Sublessor may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Sublease and for rent and on terms and conditions different from those contained herein, whereupon Sublessee shall immediately be obligated to pay to Sublessor as liquidated damages the difference between the rent provided for herein and that provided for in any sublease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Sublease, together with all of Sublessor's costs and expenses for preparing the demised premises for re-letting, including all repairs, Sublessee finish improvements, broker's and attorney's fees, and all loss or damage which Sublessor may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Sublease. Notwithstanding a termination of this Sublease by Sublessor, Sublessee shall remain liable for payment of all rentals and other charges and costs imposed on Sublessee herein, in the amounts, at the times and upon the conditions as herein provided. Sublessor shall credit against such liability of the Sublessee all amounts received by Sublessor from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Sublessee's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

      3. Upon termination of this Sublease pursuant to Section 34(b)2, Sublessor may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Pennsylvania, or by such other proceedings, including reentry and possession, as may be applicable.

      4. Any damage or loss of rent sustained by Sublessor may be recovered by Sublessor, at Sublessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Sublessor's option in a single proceeding deferred until the expiration of the term of this Sublease (in which event Sublessee hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Sublease.

      5. In the event of a breach by Sublessee of any of the covenants or provisions hereof, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Sublease of any particular remedy shall not preclude Sublessor from any other remedy, in law or in equity. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event of Sublessor obtaining possession of the demised premises by reason of the violation by Sublessee of any of the covenants and conditions of this Sublease or other use.

      (c) Additional Remedies and Waivers: The rights and remedies of Sublessor set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Sublessor shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Sublessor

      (d) Default by Sublessor. Any failure by Sublessor to observe or perform any provision, covenant or condition of this Sublease to be observed or performed by Sublessor, if such failure continues for thirty (30) days after written notice thereof from Sublessee to Sublessor, shall constitute a default by Sublessor under this Sublease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Sublessor shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      Sublessee's Remedies. In the event of default by the Sublessor, Sublessee shall have the option to cure said default. Sublessor shall reimburse Sublessee for the reasonable costs incurred by Sublessee in curing such default within thirty (30) days after invoice therefor by Sublessee, together with reasonable evidence supporting such invoiced amount. Sublessee shall also have any and all rights available under the laws of the state in which the leased premises are situated.

SECTION 35. WAIVER OF SUBROGATION

      Sublessor and Sublessee, and all parties claiming under each of them, mutually resublease and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Sublease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF SUBLESSOR: EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Sublessor, its agents, or employees, Sublessor shall not be liable to Sublessee, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Sublease contained shall be construed as creating any liability whatsoever against Sublessor personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Sublessor, and that all personal liability of Sublessor, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Sublessee, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Sublessee obtains a money judgment against Sublessor, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Sublease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Sublease, Sublessee's occupancy of the building or Sublessor's ownership of the Shopping Center, Sublessee shall be entitled to have execution upon any such final, unappealable judgment only upon Sublessor's fee simple or subleasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Sublessor, or any of its officers, directors, shareholders or partners, or their successor or assigns; and Sublessor shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or subleasehold estate. Notwithstanding the above, Sublessee shall have the right to offset any final, unappealable judgement against 25% of all rentals if not paid to Sublessee by Sublessor within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Sublease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Sublessee, or their successors and assigns (excluding fraud and/or negligence of any such individual beyond the scope of such individual's employment by Sublessee)..

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Sublease, each and every one of the rights, remedies and benefits provided by this Sublease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Sublessor and Sublessee shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Sublease agreement committed by the other.

SECTION 39. SIGNS

      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Sublessor (not to be unreasonably withheld) and by Landlord in accordance with the terms of the Master Lease after sign drawings have been submitted to Sublessor by Sublessee. Sublessor represents that Sublessee shall have exterior building and pylon signage.

SECTION 40. ENTIRE AGREEMENT

      This Sublease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Sublease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. SUBLESSOR'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      During the term of this Sublease, Sublessee shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, resublease or threat of resublease of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Sublessee shall indemnify and hold Sublessor harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Sublessor directly or indirectly arising directly from Sublessee's tenancy. Such indemnification shall survive expiration or earlier termination of this Sublease. At the expiration or sooner termination hereof, Sublessee shall return the demised premises to Sublessor in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises. The Sublessor hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances; (ii) to Sublessor's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Sublessor or its predecessors in interest; (iii) to Sublessor's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Sublessor's knowledge, there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Sublessor's knowledge there is no asbestos or asbestos-containing material in the leased premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Sublessor. Sublessor hereby indemnifies Sublessee for any and all loss, cost, damage or expense to Sublessee resulting from any misrepresentation or breach of the foregoing representations and warranties.

      If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Sublessee, its agents or employees) or if any asbestos or asbestos containing material is discovered in the subleased premises, and removal, encapsulation or other remediation is required by applicable laws, the Sublessor immediately and with all due diligence and at no expense to the Sublessee shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Sublessor shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the subleased premises which, in the Sublessee's reasonable judgement, cannot be safely, economically or practically used for the operation of the Sublessee's business. Anything herein to the contrary notwithstanding, if in the Sublessee's reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Sublessor within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered, and such condition materially adversely affects Sublessee's ability to conduct normal business operations in the premises, then the Sublessee may terminate this Sublease by written notice to the Sublessor within thirty (30) days after such 180 day period, which notice shall be effective on Sublessor's receipt thereof. Sublessor shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Sublessee, of asbestos related activities in the subleased premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 44. TRANSFER OF INTEREST

      If Sublessor should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Sublessor, Sublessee agrees that Sublessor shall thereafter have no liability to Sublessee under this Sublease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Sublessor.

SECTION 45. ACCESS TO PREMISES

      Sublessor and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the demised premises that Sublessor may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Sublease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Sublessee, provided, however, that any such action by Sublessor shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Sublessee nor shall Sublessee be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Sublease.

SECTION 47. NON-WAIVER

      No payment by Sublessee or receipt by Sublessor or its agents of a lesser amount than the rent in this Sublease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Sublessor or its agents may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy in this Sublease provided.

SECTION 48. SHORT FORM SUBLEASE

      This Sublease shall not be recorded, but a short form sublease, which describes the property herein demised, gives the term of this Sublease and refers to this Sublease, shall be executed by the parties hereto, upon demand of either party and such short form sublease may be recorded by Sublessor or Sublessee at any time either deems it appropriate to do so. The cost and recording of such short form sublease shall belong to the requesting party.

SECTION 49. REFERENCE TO MASTER LEASE

      Sublessor is the tenant under a lease dated the______________day of____________________, 2000 (the "Master Lease"), a copy of which is attached hereto as Exhibit "D". Sublessee and Sublessor shall adhere to all requirements of the Master Lease, and Sublessor agrees that it shall not modify the Master Lease so as to materially adversely impair Sublessee's rights hereunder. Sublessor hereby agrees to indemnify and hold Sublessee harmless on account of any direct loss, cost of expense incurred by Sublessee on account of a default by Sublessor under the Master Lease.

SECTION 50. ESTOPPEL CERTIFICATE

      At any time and from time to time upon not less than ten (10) business day's prior notice by Sublessor or Sublessee, the other party shall deliver a statement in writing addressed to the requesting party certifying (i) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent shall have become payable hereunder, and if so, the dates to which they have been paid,
(iii) whether or not, to such party's knowledge, the requesting party is in default in performance of any of the terms of this Sublease, and if so, specifying such default of which it may have knowledge, (iv) whether Sublessee has accepted possession of the subleased premises, (v) whether either party has made any claim against the other under this Sublease, and if so, the nature thereof, (vi) whether there exist any offset or defenses against enforcement of any of the terms of this Sublease upon the part of Sublessee to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease the day and year first above written.

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:

                                              SUBLESSOR:
                                              SCHOTTENSTEIN STORES CORPORATION

                                              BY: /s/ Jay Schottenstein
                                                  -----------------------------
                                                  Jay Schottenstein

/s/ Edward K. Arndt
------------------------------
                                              ITS: Chairman

/s/ Barbara Pugh
------------------------------

                                              SUBLESSEE:
                                              SHONAC CORPORATION
                                              DBA DSW SHOE WAREHOUSE

                                                  /s/ John Rossler
                                              BY: ------------------------------
                                                  John Rossler

/s/ Tracy L. Snow
------------------------------
                                              ITS: Executive V.P., COO

/s/ Mary Arnholt
------------------------------

STATE OF OHIO       :
                    :SS.
COUNTY OF FRANKLIN  :

      The foregoing instrument was acknowledged before me this 5th day of June, 2000, by Jay Schottenstein, Chairman of Schottenstein Stores Corporation, a Delaware corporation, for and on behalf of said corporation.

                                                  /s/ Barbara Pugh
                                                  ------------------------------
                                                  Notary Public

                                            [NOTARY SEAL]      Barbara Pugh
                                                              Notary Public,
                                                               State of Ohio
                                                          My Commission Expires
                                                               June 1, 2002

STATE OF OHIO       :
                    :SS.
COUNTY OF FRANKLIN  :

      The foregoing instrument was acknowledged before me this 12 day of June, 2000, by John Rossler, Executive V.P., COO of Shonac Corporation dba DSW Shoe Warehouse, for and on behalf of said corporation.

                                                  /s/ Tracy L. Snow
                                                  ------------------------------
                                                  Notary Public

                                                           Tracy L. Snow
                                                   Notary Public, State of Ohio
                                                   My Commission Expires 3/15/00

                                   EXHIBIT 'B'

                        SUBLESSOR'S WORK

                                      LEASE

                                 BY AND BETWEEN

             TECH ONE ASSOCIATES, A PENNSYLVANIA GENERAL PARTNERSHIP

                                  ("LANDLORD")

                                       AND

            SCHOTTENSTEIN STORES CORPORATION, A DELAWARE CORPORATION

                                   ("TENANT")

                             FOR A STORE LOCATED AT

                       4541 CLARITON BOULEVARD (RT. # 51)

                           WEST MIFFLIN, PENNSYLVANIA

                                TABLE OF CONTENTS

A.   FUNDAMENTAL LEASE TERMS                                   1

ARTICLE 1   PREMISES; TERMS OF LEASE; RENEWAL OF LEASE         2

ARTICLE 2   DEFINITIONS                                        3

ARTICLE 3   RENT                                               5

ARTICLE 4   TAXES AND OTHER CHARGES                            5

ARTICLE 5   KEEP OPEN                                          7

ARTICLE 6   LATE CHARGES                                       8

ARTICLE 7   INSURANCE                                          8

ARTICLE 8   USE OF FIRE INSURANCE PROCEEDS                     12

ARTICLE 9   CONTINUOUS OPERATION                               12

ARTICLE 10  DAMAGE AND DESTRUCTION - NO EFFECT ON LEASE        13

ARTICLE 11  ASSIGNMENT, MORTGAGING, SUBLETTING                 13

ARTICLE 12  FEE MORTGAGES                                      16

ARTICLE 13  REPAIRS AND MAINTENANCE                            17

ARTICLE 14  TENANT CHANGES                                     20

ARTICLE 15  REQUIREMENTS OF GOVERNMENTAL AUTHORITIES           22

ARTICLE 16  DISCHARGE OF LIENS                                 23

ARTICLE 17  NO REPRESENTATION BY LANDLORD                      24

ARTICLE 18  LANDLORD NOT LIABLE FOR INJURY OR DAMAGE           24

ARTICLE 19  INDEMNIFICATION                                    25

ARTICLE 20  LANDLORD'S RIGHT OF INSPECTION                     25

ARTICLE 21  LANDLORD'S RIGHT TO PERFORM                        26
            THE TENANT'S COVENANTS

ARTICLE 22  NO ABATEMENT OF RENT                               26

ARTICLE 23  PERMITTED USE; NO UNLAWFUL OCCUPANCY               27

ARTICLE 24  DEFAULTS, CONDITIONAL LIMITATIONS, REMEDIES, ETC.  28

ARTICLE 25  NOTICES                                            32

ARTICLE 26  CONDEMNATION                                       33

ARTICLE 27  TRANSFER LAND                                      34

ARTICLE 28  LIMITATION OF LIABILITY                            35

ARTICLE 29  LANDLORD'S DEFAULT                                 35

ARTICLE 30  CERTIFICATES BY LANDLORD AND TENANT                36

ARTICLE 31  LANDLORD'S CONSENTS                                36

ARTICLE 32  SURRENDER AT END OF TERM                           37

ARTICLE 33  NO ORAL AGREEMENT                                  37

ARTICLE 34  QUIET ENJOYMENT                                    37

ARTICLE 35  ARBITRATION                                        38

ARTICLE 36  INVALIDITY OF CERTAIN PROVISIONS                   38

ARTICLE 37  RECORDING OF MEMORANDUM                            38

ARTICLE 38  ACCESS ROAD                                        39

ARTICLE 39  MISCELLANEOUS                                      40

EXHIBITS                                                       PAGE FIRST APPEARING
-------------------------------------------------              --------------------
A   SITE PLAN                                                            3

B   LEGAL DESCRIPTION                                                    3

C   SUBORDINATION NON-DISTURBANCE AND ATTORNMENT                        16
    AGREEMENT

D   TENANT CHANGES                                                      20

                               AGREEMENT OF LEASE

            This AGREEMENT OF LEASE is made as of the 29 day of June 2000, by and between TECH ONE ASSOCIATES, a Pennsylvania general partnership(hereinafter referred to as "Landlord") and SCHOTTENSTEIN STORES CORPORATION, a Delaware corporation qualified to conduct its business in the Commonwealth of Pennsylvania (hereinafter referred to as "Tenant").

            It is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon the foregoing and upon the agreement, terms, covenants and conditions hereinafter set forth.

A.    FUNDAMENTAL LEASE TERMS

      i.    Parties.

            Landlord: Tech One Associates, a Pennsylvania general partnership

            Tenant:   Schottenstein Stores Corporation, a Delaware corporation

      ii.   Premises (Article 1).

            Deemed to be 81,928 sq. ft.

      iii.  Term (Article 1).

            Seventeen Lease Years, with two, five Lease Year and one, two Lease Year extensions.

            In no event shall the term of this Lease, plus (a) the period from the date hereof, and (b) all renewal periods, extend beyond twenty-nine (29) years. The provisions of the preceding sentence shall supersede all contrary provisions of this Lease. If the term of this Lease, as provided in this subdivision iii, exceeds twenty-nine (29) years, the initial term of this lease and the respective renewal periods shall be reduced in inverse order so that such aggregate period shall not exceed twenty-nine (29) years.

            If the Commencement Date, as hereafter defined, does not occur within five (5) years after the date hereof, this Lease shall be of no force and effect and no party to this Lease shall have any rights or remedies against the other, with respect to or arising under this Lease.

            iv. Base Annual Rent (Article 3).

Lease Year        Base Annual Rent
----------        ----------------
  1-5               $ 344,097.60
  6-10                385,066.60
  11-15               426,025.60
  16-20               466,989.60

Renewal Lease Years    Base Annual Rent
-------------------    ----------------
      21-25              $ 507,953.60
      26-27                548,917.60
      28-29                548,917.60

ARTICLE I PREMISES; TERM OF LEASE; RENEWAL OF LEASE

      SECTION 1.01. Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord the Premises, for said Term and upon the conditions and agreements set forth in this Lease.

      TO HAVE AND TO HOLD for a term which shall commence on a date (the "Commencement Date") which is the earlier of (a) the date on which Tenant opens for business in the Premises, or (b) one hundred fifty days after the date hereof, and shall end on the last day of the twentieth Lease Year (as hereafter defined), unless the Term shall be sooner terminated or extended as hereinafter provided or pursuant to a Requirement. Under no circumstances shall Tenant exercise its rights under clause (a) of the preceding sentence if in doing so it shall be violating a Requirement.

      Provided this Lease has not terminated and Tenant is not in default hereunder beyond any applicable cure period at the time Tenant executes an Option to Renew, the Tenant shall have and is hereby granted the Option to Extend the Term first, for one period of five Lease Years and then for one or both of two periods of two Lease Years each. Each renewal period shall begin, if at all, upon the expiration of the then current Term. One or more consecutive and sequential extension periods may be exercised concurrently, so long as no gap in the Term occurs by reason of such exercise. Except as otherwise specifically provided to the contrary in this Lease, all of the terms, covenants and provisions of this Lease shall apply to such extended period. Tenant must exercise an Option to Extend the Term by notifying Landlord not less than nine months prior to the expiration of the then current Term that it elects to exercise its right to extend the Term.

ARTICLE 2 DEFINITIONS

            SECTION 2.01. The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meaning herein specified.

            (a)   Intentionally Omitted.

            (b) "Approvals" shall mean all licenses, permits, permissions and approvals from a Governmental Authority necessary to commence and to prosecute Capital Improvements to completion.

            (c) "Base Annual Rent" shall mean the payment to which Landlord shall be entitled pursuant to the provisions of Section 3.01 of the Lease.

            (d) "Building" shall mean the building depicted on Exhibit A annexed hereto and made a part hereof (the "Site Plan").

            (e)   Intentionally Omitted.

            (f) "Default" shall mean any condition or event which constitutes or would, after notice of lapse of time, or both, constitute an Event of Default.

            (g) "Event of Default" shall have the meaning provided in Section 24.01.

            (h) "Governmental Authority" shall mean the United States, the State in which the Premises are located and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

            (i)   "Impositions" shall have the meaning provided in Section 4.01.

            (j) "Land" shall mean all of the land depicted on the Site Plan, and legally described on Exhibit B annexed hereto and made a part hereof.

            (k) "Landlord" shall mean only the owner in fee of the Premises at the time in question.

            (1) "Lease" shall mean this instrument creating and conveying a leasehold estate from the Landlord to the Tenant.

            (m) "Lease Year" shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of a month, and, if not, then the first Lease Year shall commence on the first day of the month next succeeding the Commencement Date. The Second and each succeeding Lease Year shall commence on each anniversary of the Commencement Date sequentially occurring. Any portion of the Term which is less than a full Lease Year, such as a period from the Commencement Date (if it is not the first day of the month) to and including the last day of the month in which the Commencement Date occurs or a period at the end of the Term arising by reason of an early termination for whatever reason of the Term and the first day of the Lease Year in which the Lease is terminated, both days included, shall be deemed a partial Lease Year, and all of the provisions of this Lease, relating to a Lease Year, including the payment of Base Annual Rent, shall be applicable to a partial Lease Year on a pro rata basis, so to speak, determined by a fraction, the numerator of which is the number of days within the partial Lease Year and the denominator of which is 365.

      (n) Intentionally Omitted.

      (o) "Premises" shall mean Building Area "A" on Exhibit A hereto, together with, at Landlord's option, all permanent improvements, fixtures and appurtenances thereto now or hereafter thereon or therein other than trade fixtures and other personal property of Tenant.

      (p) "Shopping Center" shall mean the Land depicted on the Site Plan and any buildings or improvements now or hereafter erected thereon.

      (q) "Proportionate Share" shall mean a fraction (stated as a percentage), the numerator of which is the number of square feet of ground floor space within the Premises and the denominator of which is the number of square feet of ground floor space in all buildings located on the Shopping Center.

      (r) "Rental" shall have the meaning provided in Section 3.05.

      (s) "Requirement" shall mean any law, ordinance, order, rule or regulation of a Governmental Authority or a regulatory body such as the local Board of Fire Underwriters.

      (t) Intentionally Omitted.

      (u) "Tenant" shall mean the party above named as Tenant and whenever this Lease and the leasehold estate hereby created shall be assigned or otherwise transferred in the manner specifically permitted herein, then from and after such assignment or transfer, the term "Tenant" shall also include the permitted assignee or transferee named therein, as if such assignee or transferee had been named herein as Tenant.

      (v) "Term" shall mean the period granted to Tenant to use and occupy the Premises in accordance with the terms, covenants and provisions of the Lease and includes any renewal or extension terms of the Lease if and as often as the Term shall be renewed or extended as provided in the Lease.

ARTICLE 3 RENT

            SECTION 3.01. Tenant shall pay to Landlord at 200 Marshall Drive, Coraopolis, PA, 15108, or such other place as shall be designated from time to time by notice from Landlord to Tenant, Base Annual Rent as set forth in A(iv) as one of the "FUNDAMENTAL LEASE TERMS," payable in equal monthly installments, in advance on the first day of each month during the Term (and on the Commencement Date, if it is not the first day of a month, for the month in which the Commencement Date occurs) and monthly thereafter, at the aforementioned annual rate, for any partial Lease Year.

            3.02. If Tenant exercises an Option to Extend, as provided in this Lease, Base Annual Rent shall be paid according to the schedule set forth in A(iv) preceding.

            3.03. Tenant shall pay the Rental in such United States of America coin or currency as at the time of payment shall be legal tender for the payment of public and private debts.

            3.04. In addition to the Base Annual Rent, Tenant shall also pay all Impositions required to be paid by Tenant under Article 4 hereof, and all other sums, costs, expenses, payments and deposits required of Tenant under this Lease and, in the event of any nonpayment of any of the foregoing, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of nonpayment of the Base Annual Rent.

            3.05 All of the amounts payable by Tenant pursuant to this Lease are herein referred to collectively as "Rental". All Rental shall be paid by Tenant as in this Lease provided, without notice or demand, and without abatement, deduction, counterclaim or set-off, except as otherwise expressly set forth in this Lease.

ARTICLE 4 TAXES AND OTHER CHARGES

            Section 4.01. Tenant covenants and agrees to pay Landlord, as hereinafter provided, its Proportionate Share of all of the following items which, subject to Section 4.03 below, become due and payable by Landlord with respect to the Shopping Center during the Lease Term: real estate taxes, personal property taxes, sales taxes, use taxes, rent taxes, receipts taxes, installments, assessments, excises, levies, fees, and other governmental impositions, charges and taxes, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or during the Term may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or charged with respect to, or become a lien, on the Shopping Center, or any passageway or space on and/or over such sidewalk or street, or any other appurtenances of the Shopping Center, or any personal property, equipment or other facility used in the operation thereof, or the rent or income received therefrom, or any use or occupancy thereof, or this transaction, or the Rental payable hereunder or any document to which Tenant is a party creating or transferring an interest or estate in the Shopping Center (all such items being herein called "Impositions"); each such Imposition, or installment thereof, during the term of this Lease is to be paid within thirty (30) days after invoices therefor shall have been given to Tenant, but in no event required to be paid more than the first to occur of (a) thirty (30) days prior to the due date thereof, or (b) thirty (30) days prior to the day any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof, if such day is used to determine the due date of the respective item; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments, provided that such installment payments are not prohibited and provided further that the amount of all installments of any such Imposition, which are due and payable after the expiration of the Term shall be deposited with Landlord for such payment on the first day of the last Lease Year within the Term.

            4.02. Nothing herein contained shall require Tenant to pay municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of Landlord, or any corporate franchise tax imposed upon Landlord or any corporate successor of Landlord; provided, however, that if any tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the value of the Shopping Center or the receipts derived therefrom, then all such taxes, assessments, levies, impositions or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof, to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.

            4.03. Any Impositions, other than an Imposition which has been converted into installment payments as referred to in Section 4.01 hereof, relating to a fiscal period of the Governmental Authority, a part of which period is included within the Term and a part of which relates to a period prior to the commencement or after the expiration of the Term, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable, during the Term) be apportioned between Landlord and Tenant as of the expiration of the Term so that Tenant shall pay the portion of such Imposition which that part of such fiscal period within the Term bears to the entire fiscal period of the Governmental Authority.

            4.04. If Tenant requests that Landlord seek a reduction in the assessed valuation of the Shopping Center or any part thereof, or otherwise seek a reduction in the amount of an Imposition, and Landlord reasonably and timely can do so, Landlord shall institute the appropriate proceeding, provided that Landlord shall not be required to withhold payment of any Impositions to a Governmental Authority and provided further that Tenant indemnifies and holds Landlord harmless from any and all costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses in connection therewith. If Landlord does not fulfill its obligations under the preceding sentence or diligently pursue the same, Tenant, as its sole remedy, may undertake such action, in which case Landlord shall cooperate with Tenant and promptly and timely provide Tenant with any necessary information and execute any and all documents reasonably required in connection therewith; and Tenant may deduct its reasonable counsel fees and other expenses prior to remitting the balance of the award exceeding Tenants'

Proportionate Share of the Impositions to Landlord. Nothing herein contained shall be construed as allowing Tenant or any other Shopping Center tenant to withhold or postpone the payment of its respective Proportionate Share of Impositions in whole or in part.

            4.05. If, by reason of the failure of Tenant to pay Tenant's Proportionate Share of Impositions to Landlord when due, a Governmental Authority imposes a penalty or requires a penalty to be paid in respect of Taxes, then Tenant shall be responsible in full, and without regard to the application of Tenant's Proportionate Share for the payment of such penalty or interest, or both, to Landlord, on demand, as Additional Rent. Notwithstanding the provisions of the preceding sentence, for the purpose of determining Tenant's Proportionate Share of Impositions, no account shall be taken for any penalty or interest or both which are attributable to the acts or omissions of Landlord or tenant's, other than Tenant.

            4.06. Tenant shall pay to Landlord upon demand, as Additional Rent, any occupancy tax or rent tax or any tax attributable to this Lease or the leasehold estate created hereby or any investment or installation made by Tenant in respect of the Premises or any personal property owned or used by Tenant in or in connection with the Premises (including but not limited to Capital Improvements and/or trade fixtures, and merchandise and other property installed and/or owned by Tenant and located within the Premises) whether the same is now or hereafter in effect, required to be paid by Landlord.

            4.07. Intentionally Omitted.

            4.08. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Impositions, of nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill, at the time or date stated therein.

            4.09. Subject to the provisions of Section 4.03 above and to the provisions of Article 24 below, Tenant's obligations under this Article 4 shall survive the expiration or earlier termination of the Term.

            4.10. If during the Term, Taxes are required to be paid as a tax escrow payment to a Fee Mortgagee, then, at Landlord's option, the installment of Tenant's Proportionate Share of an Imposition shall be correspondingly accelerated so that Tenant's Tax Payment or any installment thereof shall be due and payable by Tenant to Landlord at least thirty (30) days prior to the date such payment is due to such Mortgagee.

ARTICLE 5 KEEP OPEN

            SECTION 5.01. In the event all or substantially all of the Premises shall cease to be open and operating during the Term of this Lease for a lawful retail use permitted hereunder for a period of one hundred fifty consecutive days, fully and seasonably stocked and fully staffed except by reason of a casualty or condemnation to the extent specifically provided in Section 10.01 and 26.04, respectively, or a renovation. Landlord, at its option, may terminate this Lease by giving Tenant notice of such termination; and this Lease shall terminate on the sixtieth day after the giving of such notice by Landlord to the same extent as if said date were the date originally set forth in this Lease for the expiration of the term of this Lease.

ARTICLE 6 LATE CHARGES.

            SECTION 6.01. If either Landlord or Tenant shall be in Default with respect to any sum due under this Lease to the other of them, then the defaulting party shall pay, promptly on demand, interest upon the aforesaid sum at an annual rate which shall be the lesser of (i) two (2%) percent plus the prime commercial lending rate of Pittsburgh National Bank for ninety (90) day unsecured loans then in effect, or (ii) the maximum rate allowed by law. Said interest shall be payable for the period commencing when the said unpaid sum was due and ending when the said sum is paid.

ARTICLE 7 INSURANCE

            SECTION 7.01. Landlord's Insurance. Landlord shall, at its sole cost and expense, procure and maintain, or cause to be procured and maintained, with respect to the Center, including, without limitation, the Building and the Common Areas, from and after the Delivery of Possession through and including the expiration or earlier termination of this Lease the insurance described in this Section.

            (a) Commercial General Liability. Landlord shall procure and maintain in full force and effect throughout the Term, commercial general liability insurance with regard to the Shopping Center protecting and insuring Landlord and its designees, and naming Tenant and its designees, as well as, at Landlord's option, Landlord's designees as "additional insureds", having a combined single limit of liability of not less than $5,000,000.00 for bodily injury, death and property damage liability. The foregoing limit of liability shall be reevaluated at least on time every three years at the request of either Landlord or Tenant. Landlord shall have the right to carry its insurance under "blanket policies" covering the Shopping Center and other properties provided that the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the provisions of this Section 7.01.

            (b) All Risk Insurance. Landlord shall procure and maintain in full force and effect throughout the Term of this Lease, standard "All-Risk" insurance (including loss of Rents for a minimum period of one (1) year) and, if commercially available for similar properties in the area, endorsements for coverages for flood, earthquake, windstorm, earth movement, sinkholes, demolition, increased cost of construction and contingent operation of building laws coverages, on a replacement cost basis, in an amount adequate to cover the full insurable replacement value of the Building and other insurable improvements in the Center; provided however, in no event shall such insurance cover Tenant's Property (as hereinafter defined). The replacement value of the building and other insurable improvements constituting the Center shall be re-evaluated from time to time (but no more frequently than one time every three Lease Years) at the request of either Landlord or Tenant. Tenant agrees to reimburse Landlord for Tenant's Proportionate Share of the insurance premiums attributable to the policies required to be obtained and maintained by Landlord pursuant to this Section 7.01 within fifteen (15) days after Landlord shall have furnished Tenant with a bill therefor.

            7.02 Tenant's Insurance. Tenant shall, at its sole cost and expense, procure and maintain, or cause to be procured and maintained, with respect to the Premises throughout the Term of this Lease.

            (a) Coverages. Tenant shall procure and maintain the following: (i) commercial general liability insurance insuring Tenant, and naming Landlord as "additional insureds" with regard to the Premises and having a combined single limit of liability of not less than $5,000,000.00 for bodily injury, death and property damage liability, provided, however that the foregoing limit of liability shall be reevaluated at least on time every three years at the request of either Landlord or Tenant; (ii) standard "All Risk" insurance, on a replacement cost basis, in an amount adequate to cover the full insurable replacement value of Tenant's Property; (iii) during the construction of any Alterations that may be made by Tenant at a cost of more than $ 100,000.00 per job, contingent liability and Builders Risk Insurance in an amount sufficient to cover one hundred (100%) percent of the replacement value thereof against risks of physical loss or damage to Tenant's Property insured (excluding earthquake and other earth movements and flood); (iv) worker's compensation insurance covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death and bodily injury could be asserted against Landlord, Tenant or the Premises; and (v) such other insurance with regard to the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises. Tenant shall proceed diligently to have its insurers provide to Landlord (and Landlord's mortgagee of the Center, provided Landlord shall have previously notified Tenant of the name and address of such mortgagee and included in such notice a request that such mortgagee be so notified) within ten
(10) days in the event of non-payment of premium) notice of cancellation or non-renewal.

            7.03 Blanket Policies. Landlord and Tenant may carry any of their insurance under "blanket policies" covering the Premises and other locations each or any affiliate owns or leases, provided that the amount of the total insurance available shall be at least the protection equivalent to separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the provisions of this
Section 7.01.

            7.04 Premium Reimbursement. Tenant agrees to reimburse Landlord for Tenant's Proportionate Share of the insurance premiums attributable to the policies required to be obtained and maintained by Landlord pursuant to this
Section 7.01 hereof, within thirty (30) days after Landlord shall have furnished Tenant with a bill therefor. To the extent that Landlord may receive a dividend, credit, rebate, or other return of a premium (collectively, "Insurance Rebate") for which Tenant has paid its Proportionate Share of the insurance premium, Tenant shall be entitled to receive Tenant's Proportionate Share of the Insurance Rebate. For the calendar years in which this Lease commences and terminates, the provisions of this paragraph shall apply and Tenant's liability for Tenant's Proportionate Share of any insurance premium for such year shall be subject to a pro rata adjustment based on the number of days of said years during which the Term is in effect. The provisions of this Section 7.01 shall survive the expiration or sooner termination of this Lease.

            7.05 Periodic Increases. The liability insurance requirements under the foregoing Sections 7.01 and 7.02 shall be reviewed by Landlord and Tenant at the end of every fifth (5th) year during the Term for the purpose of mutually increasing (in consultation with their respective insurance advisors) the minimum limits of such insurance to limits which shall be reasonable and customary for similar facilities of like size and operation in accordance with generally accepted insurance industry standards. If the parties are unable to mutually agree upon such new limits within thirty (30) days of a written demand by one party upon the other, the determination of an independent insurance advisor selected by the parties' insurance advisors shall be binding upon the parties.

            7.06 Term of Insurance. Tenant and Landlord shall provide to each other and upon written request, to the insured and additional insureds heretofore named, certificates of insurance with respect to the policies obtained by them in accordance with this Lease. All such certificates of insurance shall be provided no later than Delivery of Possession and thereafter no later than thirty (30) days prior to the date that such coverage shall expired. All such policies of insurance shall:

            (a) Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Owner, and that any coverage carried by Owner shall be excess insurance.

            (b) Provide that such policies shall not be cancelled, the amount of coverage shall not be reduced or the policies modified, and the insurer shall not refuse to renew, except after thirty (30) days' prior written notice from the insurer to Landlord as to coverages in Section 7.02 and to Tenant as to coverages in Section 7.01 and all other additional insureds, as applicable;

            (c) expressly provide that Tenant and its designee, as to coverages within Section 7.02, and Landlord and its designees, as to coverages within Section 7.01 shall have no liability for premiums;

            (d) Be written by insurance companies having a rating of at lease "A(viii)" or better by the most current Best's Key Rating Guide (or its equivalent, if such Guide ceases to be published), and such insurance companies shall be admitted and licensed in the commonwealth of Pennsylvania; and

            (e) Provide that no act or omission of the insured shall limit the obligation of the insurer in respect to any additional insured.

            (f) Deductibles. The Commercial General Liability and all Risk insurance required to be maintained by Landlord pursuant to this Article shall not have deductibles exceeding $75,000.00. without the other's prior written consent.

            7.07 Evidence of Renewal; Increased Premiums. At least thirty (30) days prior to the cancellation date or expiration of any policy being maintained by Landlord or Tenant pursuant to this Lease, the party required hereunder to maintain such policy shall furnish the other of them and its designees either with (a) a copy of the new or renewal policy which is to replace such expiring policy, or (b) a certificate of insurance with respect to such new or renewal policy in form reasonable satisfactory to the other of them. The party required hereunder to maintain the insurance shall not do or permit anything to be done, or keep or permit anything to be kept in the Center, inclusive of the Premises, which would increase the premium rate for the insurance coverages required of the other herein over the rate which would be otherwise then be in effect or which would result in the other's inability to obtain insurance at a commercially reasonable rate.

            7.08 Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to real or personal property on the Premises caused by fire or any other insured peril, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Landlord and Tenant shall each procure insurance policies with such a waiver of subrogation and with a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder; provided, however, if policies with such a clause or endorsement shall not be obtainable or shall be obtainable only at a premium over that chargeable without such a waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter either (a) to procure such insurance from companies reasonably satisfactory to the other party or (b) to agree to pay such additional premium. If neither (a) nor (b) are done, this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If such policies shall at any time be unobtainable, but shall subsequently be obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.

            7.09 Deductibles. Any deductible permitted herein with respect to a policy of insurance referenced in this Article shall be advanced by the party having the benefit of such deductible as and to the extent needed to effect the payment of the entire policy coverage. If such release requires Landlord or Tenant to pay an increase in premium for such insurance, such release shall continue in effect so long as the other of them pays such premium increase.

ARTICLE 8 USE OF FIRE INSURANCE PROCEEDS

            SECTION 8.01. If the Building shall be destroyed or damaged in whole or in part by fire or other casualty, Landlord, provided that Landlord shall have notice thereof, at its own cost and expense, shall restore (as such term is defined in Section 8.03 following) the Building, as nearly as possible to the Building as it existed immediately prior to such occurrence. Tenant shall cooperate with Landlord, if Landlord so requires (but not otherwise), in obtaining the insurance proceeds.

            8.02. Landlord shall commence the restoration, repairs, replacement and rebuilding required of it under this Article 8 as soon as reasonably possible, but in any event no later than four (4) months after Landlord shall have notice of the occurrence and shall prosecute the same to completion with diligence within fifteen (15) months after Landlord shall have notice of such casualty loss. In the event Landlord fails to commence or complete such restoration within the foregoing time periods, Tenant as its sole right of remedy shall have the right to (A) terminate this Lease, or (B) seek specific performance of Landlord's obligations under the preceding sentence of this
Section 8.02 pursuant to the laws of the Commonwealth of Pennsylvania upon written notice to Landlord given at any time prior to Landlord's completion of such restoration.

            8.03. All monies paid to and received by Landlord from insurance specified in Section 7.01 (a) hereof, less the costs, fees and expenses, if any, incurred by Landlord in connection with the collection of such monies (the "Net Insurance Proceeds") shall be applied by the Landlord to the payment of the cost of the aforesaid and the protection of the Premises pending the completion of permanent restoration, repairs and replacement (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement and rebuilding are collectively referred to as "restoration").

            8.04. Upon completion of and payment in full for the restoration, the balance, if any, of all Net Insurance Proceeds then remaining in the hands of the Landlord shall be retained by the Landlord, free of any right or claim thereto by Tenant.

            8.05. Notwithstanding anything in this Lease to the contrary, in the event that such casualty loss occurs when there shall be less than two (2) years remaining during the Term (including therein any renewal term which Tenant exercised within sixty (60) days after written notice from Landlord that it will not repair or restore due to the reduced period remaining in the Term unless Tenant so exercises its option), Landlord may elect to terminate this Lease upon written notice to Tenant.

ARTICLE 9 CONTINUOUS OPERATION

            SECTION 9.01. Tenant agrees to open not less than 45,000 square feet of the Premises (the "Specified Premises") for business with the public as a typical furniture store such as Wicks Furniture, Value City Furniture Stores, Levin Furniture and Sears Home Life Furniture Store within thirty (30) days after the Commencement Date, and from and after such opening, to continuously fully occupy and operate the Specified Premises as a typical furniture store for a period of six months under the trade name "Value City Furniture Store", fully and seasonably stocked and with a full staff of trained and qualified persons.

ARTICLE 10 DAMAGE AND DESTRUCTION - NO EFFECT ON LEASE

            SECTION 10.01. Subject to the provisions of Article 8, this Lease shall not terminate or be forfeited or be affected in any manner by reason of damage to or total, substantial or partial destruction of the Shopping Center, inclusive of the Building or any part thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof, except as set forth in Article 8, Tenant's obligations hereunder, including the payment of Rental, shall abate during the restoration in proportion to the loss of use and enjoyment suffered by Tenant with respect to the Premises.

ARTICLE 11 ASSIGNMENT, MORTGAGING, SUBLETTING

            SECTION 11.01. Tenant shall not voluntarily or involuntarily (a) assign or otherwise transfer this Lease of the Term or estate hereby granted,
(b) sublet the Premises or any part thereof, (c) allow the Premises to be used or occupied by others, or (d) mortgage, pledge or encumber this Lease or the Premises or any part thereof, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Lease. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than to those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

            11.02. The provisions of Section 11.01 hereof shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby and provided further, that the assignee has a tangible net worth at least equal to or in excess of the tangible net worth of Tenant immediately prior to such merger or transfer).

            11.03. Any assignment, whether Landlord consent is required or pursuant to Section 11.02 is not required, shall be made only if, and shall not be effective unless, in a recordable agreement, in form and substance reasonably acceptable to Landlord, the assignee shall assume and agree to observe, fulfill and perform the obligations and performance of this Lease and the assignment and agrees to be personally bound by and upon the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed, observed or fulfilled and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding such an assignment, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rental by Landlord from an assignee or any other party, Tenant shall remain fully and primarily liable for the payment of the Rental due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, observed or fulfilled.

            11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease and Tenant shall continue primarily liable hereunder. If any such agreement or stipulation operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.04 of the Tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification shall continue to be no greater than if such agreement or stipulation had not been made. To charge Tenant named in this Lease and its successors in interest, Landlord shall be required to give to the named Tenant copies of any demand or notice of any default, and opportunity to cure, in the same manner as required to be given to Tenant, all assignee Tenants hereby consenting to the right of the named Tenant to cure any such default.

            11.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole of or a part of the Premises provided:

            (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, and information with respect to the nature and character of the proposed subtenant's or assignee's business or activities;

            (b) In the case of a subletting, the portion of the Premises so sublet and the remainder of the Premises shall be regular in shape and suitable for normal retail purposes. Tenant shall separate the sublet space from the remainder of the Premises and shall provide appropriate means of ingress and egress to and from the sublet space and the remainder of the Building. No subletting of a portion of the Premises shall (a) be for or (b) result in the portion of the Premises occupied by Tenant or sublet or available for subletting contain less than five thousand square feet of Gross Floor Area.

            (c) Each sublease or assignment or Landlord's consent thereto shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (excluding as to a sublease unless so provided herein or therein, the payment of any monetary obligations to Landlord or performance of any repairs, replacements or maintenance), (ii) no assignment or sublease or Landlord's consent thereto shall be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the Premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iii) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the Rental, in such order or consent as Landlord, in its sole discretion, may determine, (iv) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant, and (v) at the option of Landlord, in the case of a sublease, if this Lease shall terminate or expire, the sublease shall nonetheless continue in full force and effect (and the subtenant shall attorn to the Landlord) as a direct lease between Landlord and such subtenant, provided, however, that in the case such option is exercised by Landlord and notwithstanding such attornment, the Landlord shall not be (a) liable for any previous act or omission of Tenant, (b) subject to any counterclaim, defense or offset to which such subtenant may be entitled against Tenant,
      (c) bound by any modification or amendment of such sublease made without Landlord's consent, or by any previous payment of more than one month's Rental, or (d) obligated to observe, fulfill or perform any obligations pursuant to the sublease beyond Landlord's obligation under this Lease, or
      (e) liable to the subtenant beyond Landlord's interest in and to the subleased space.

            11.06(a) Should Tenant agree to assign this Lease, Tenant shall as soon as that agreement is consummated, but not less than ten (10) days prior to the effective date of the contemplated assignment, deliver to Landlord an executed counterpart of such assignment, and all ancillary agreements including the assumption specified in Section 11.03 hereof from the proposed assignee.

            (b) Should Tenant agree to sublet the Premises or any portion thereof, Tenant shall, as soon as that agreement is consummated, but no less than ten (10) days prior to the effective date of the contemplated sublease, deliver to Landlord, an executed counterpart of the proposed sublease and all ancillary agreements thereto.

            11.07 Notwithstanding anything contained herein to the contrary, Landlord hereby consents to a subletting of the whole or any part of the Premises by the Tenant named herein to an affiliate including but not limited to DSW Shoe Warehouse, provided that all of the terms and provisions of Section
11.05 preceding pertaining to the subletting shall have been observed, fulfilled and performed. As used in the Lease, the term "affiliate" means and is limited to a business entity, controlled by, controlling or under common control with another business entity.

            11.08. Landlord may at any time transfer its interest in this Lease and underlying fee, but no transfer or sale of Landlord's interest hereunder shall be binding upon Tenant until Tenant has received a true, correct and complete copy of the original instrument assigning

Landlord's interest in this Lease or a copy of any recorded deed conveying Landlord's fee interest in the Premises; provided no such transfer or assignment shall release or relieve Landlord from any liability, duty or obligation thereafter arising under or with respect to this Lease, subject to the provisions of Article 28 below (and notwithstanding that Landlord may have no equity or interest in the Premises) until or unless Tenant receives a copy of such instrument which shall evidence the fact that the assignee or transferee thereunder has assumed all of Landlord's obligations under this Lease (also subject to the provisions of Article 28 below), and acquired sufficient title to the Premises to enable it to perform such obligations.

ARTICLE 12 FEE MORTGAGES.

            SECTION 12.01. The Tenant's interest in this Lease and the leasehold estate created hereby is and shall be subject and subordinate to any ground or underlying lease or leasehold estate and to any mortgage or other lien or charge in the nature thereof now or hereafter affecting all or any part of the Land or Building, or both. Concurrently herewith Tenant has executed six copies of a non-disturbance agreement ("SNDA") in the form annexed hereto as Exhibit C and made a part hereof which Tenant has turned over to Landlord for delivery to the Fee Mortgagee (hereafter defined) promptly hereafter for countersignature and return to Landlord for equal distribution among Fee Mortgagee, Tenant and Landlord of the fully executed SNDA. Notwithstanding anything in this Lease contained to the contrary, the SNDA shall be of no force or effect until Tenant shall have here received at least one copy of the fully executed SNDA. Each and all of the foregoing leases, mortgages, liens and charges are referred to in this Lease as a "Fee Mortgage" and the holder thereof as a "Fee Mortgagee".

            12.02. Tenant agrees that if requested by the Fee Mortgagee, it will agree in writing that if the Fee Mortgagee, or any person claiming from, through or under such Fee Mortgagee becomes the Landlord hereunder, it will recognize such Fee Mortgagee or other person as its Landlord under this Lease. Alternatively, if so requested by such Mortgagee, or other person, Tenant, as tenant, will enter into a new lease with said Fee Mortgagee or other person, as landlord, for the remaining Term and otherwise on the same terms and conditions as this Lease. Notwithstanding anything herein contained to the contrary, under no circumstances shall any such Fee Mortgagee or other person (including a purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interest of Landlord) be (a) liable for any act, omission or default of any prior Landlord except acts, omissions or defaults of a continuing nature, (b) subject to any offset, claim or defense which the Tenant may have against any Landlord other than itself, (c) bound by any Rental that Tenant might have paid to any Landlord other than itself for other than the correct payment or installment thereof, or (d) bound by any modification, amendment, termination, cancellation or surrender of the Lease made without its prior written approval, or (e) in the event of damage to the Building or Premises by fire or other casualty, be obligated to repair the Premises or Building or any part thereof beyond such repair as may reasonably be accomplished from the net proceeds of the insurance made available to Landlord by the insurer for such purposes; or (f) in the event of partial condemnation, be obligated to repair the Premises or Building as may reasonably be accomplished from the net proceeds of any award made available by the condemning party as consequential damages allocable to the part of the Premises or Building no so taken.

            12.03. Tenant consents to Landlord's compliance with the provisions of Section 5(h) of the SNDA.

            12.04. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the Fee Mortgagee whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one which has not been remedied by Landlord or such Fee Mortgagee within a reasonable period of time not to exceed sixty (60) days, unless such Fee Mortgagee shall with due diligence give Tenant written notice of its intention to, and commence and continue to remedy such act or omission with due diligence.

ARTICLE 13 REPAIRS AND MAINTENANCE

            SECTION 13.01. Throughout the term of this Lease, except as provided herein as being the responsibility of Landlord, Tenant, at its sole cost and expense, shall take good care of the Premises, and make all repairs therein and thereon, interior and exterior, ordinary and extraordinary, and unforeseen and foreseen, necessary to put and keep the same in good and safe order and condition, howsoever the necessity or desirability thereof may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent waste, damage or injury to all of the same. When used in this Article 13, the term "repairs" shall include all necessary replacements. All repairs made by Tenant shall be equal in quality and class to the original work.

            Landlord shall make all repairs to all loadbearing elements of the Building. For the purpose of construing the provisions of the foregoing sentence, the Building's roof and roof membrane shall be considered a loadbearing element.

            Notwithstanding anything in this Lease to the contrary, if Landlord defaults in the performance of any of its obligations in this Lease which is readily susceptable of cure by Tenant or those appointed by Tenant to effect such cure and such default is not the result of Tenant's misconduct or negligence, and fails to commence to cure such default or to diligently pursue the completion thereof within twenty (20) days of Landlord's receipt of written notice of such default, then Tenant may elect upon ten (10) days' prior written notice to Landlord of its intent to so act, given within ten (10) days after such twenty (20) day period to proceed to cure such default and institute an action against Landlord and/or offset against thirty-five (35%) percent of the Base Annual Rent, the reasonable costs and expenses incurred by Tenant to cure said default, together with interest thereon at the lesser of the highest rate permitted by law, or an annual interest rate equal to two (2%) percent in excess of the prime rate in lieu of all other rights which may be available to Tenant with respect to such default (the "Default Rate of Interest"). The foregoing period may be reduced by Tenant if an emergency exists, provided that any such reduction on the part of the Tenant shall be commensurate with the nature of the emergency time required to commence its cure to be provided, however, that under any circumstances Tenant shall use its best efforts to give a full explanation to Landlord of the nature of the emergency and the extent of the required cure by the best available means of communication. Tenant hereby indemnifies and holds harmless Landlord from any claim, liability, loss, damage or costs, including reasonable legal fees attributable to the acts or omissions of Tenant and those acting for, through or under Tenant in effecting such cure.

            13.02. Tenant shall also, at its own cost and expense, (a) keep the Premises clean, and (b) heat, ventilate and air-condition/cool the Building so as to prevent damage thereto attributable to the failure properly to do so.

            13.03. Landlord shall not be required to furnish any services or facilities whatsoever to the Premises, such as, but not limited to, water, steam, heat, gas, electricity, light and power. Landlord shall have no duty or obligation to make any alteration, change, improvement, replacement or repair to, or to demolish any buildings or improvements now or hereafter erected or maintained on the Land. Except as provided in Section 13.01 above, Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, replacement, maintenance and management of the Premises.

            13.04. Common Areas and Maintenance. Landlord will maintain in good order, condition and repair, and comply with all Requirements to or affecting all parking areas, landscaping and other areas used in common by Landlord and tenants of the Shopping Center other than the sidewalk adjacent to the Building, Tenant, having the responsibility of the maintenance (limited to the removal of snow, ice and debris with respect to the sidewalk) (the "Common Area" or "Common Areas"), and Landlord hereby grants to Tenant, its agents, employees and invitees, the nonexclusive right to use the Common Areas and rights appurtenant to the Shopping Center in common with Landlord and other tenants of the Shopping Center, provided Tenant shall not utilize ??? and Landlord shall prohibit any other person or entity from utilizing (and shall not itself utilize), any portion of the Common Areas for a carnival, festival or other similar activity which would impede or restrict driveways or parking areas within the Common Areas. In addition to the monthly fixed rental as herein provided, Tenant shall pay Landlord, as additional rent, its Proportionate Share of Landlord's Operating Costs.

            As used herein, the term "Landlord's Operating Costs" shall mean the actual expenses incurred by Landlord (including contracted services) in the care, security, safety, maintenance and repair (including necessary replacements) of the Common Area including, without limitation, all costs and expenses of operating, repairing, lighting and cleaning; removal of snow, ice and debris; regulation of traffic; costs and expense of planting, replanting and replacing flowers, shrubbery, planters and trees. In addition, included in Tenant's share of Landlord's Operating Costs shall be an amount not to exceed five percent (5%) of Tenant's share thereof (excluding taxes, assessments and similar charges, and insurance) for an administration fee. The following shall be excluded from Landlord's Operating Costs: depreciation, except as hereafter provided to the contrary; principal, interest and other charges on debt; management, administrative and overhead fees in excess of five percent (5%) as above provided; and capital expenditures, except that the annual amortization of the cost of a capital expenditure over an assumed ten (10) year life shall be a Landlord's Operating Cost.

            Tenant shall pay to Landlord, as Rental, for each calendar year or any part thereof within the Term (a "Maintenance Year"), an amount equal to Tenant's Proportionate Share of Landlord's Operating Costs ("Tenant's Maintenance Charge").

            Tenant's Maintenance Charge for a Maintenance Year shall be due and payable in monthly installments, in advance, on the first day of each month during such Maintenance Year based upon the preceding Maintenance Year's actual expenses (except that for the first Maintenance Year, Tenant's Maintenance Charge shall be limited to be $8,400.00). Within ninety (90) days after the end of each Maintenance Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's Maintenance Charge for such Maintenance Year (the "Budget Reconciliation"). If the total amount paid by Tenant under this Article for any Maintenance Year shall be less than the actual amount due from Tenant for such year as shown on the Budget Reconciliation, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each Budget Reconciliation. If the total amount paid by Tenant hereunder for any such Maintenance Year shall exceed such actual amount due from Tenant for such Maintenance Year, such excess shall be credited against the next monthly installment(s) due from Tenant to Landlord for the next succeeding Maintenance Year until such credit shall be paid in full. If Landlord shall fail to provide the Budget Reconciliation within the time provided for herein, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, to suspend future installments on account of Tenant's Maintenance Charge until the Budget Reconciliation shall be furnished to Tenant whereupon, promptly thereafter, the installments on account of Tenant's Maintenance Charge shall be made current by Tenant.

            Commencing with the second Maintenance Year, Tenant's Maintenance Charge for a Maintenance Year shall not exceed 107.5% of the actual Tenant's Maintenance Charge for the immediately prior Maintenance Year (the "Cap"), provided, however, that no Cap shall be applicable or imposed with respect to the cost of snow and ice removal.

            Landlord shall keep or cause to be kept, and shall make available for inspection at Landlord's offices by Tenant and its agents upon not less than ten days prior notice, the books, records, bills, invoices and other reasonable documentation applicable to Landlord's Operating Costs for a period of not less than three (3) years following the date of Tenant's receipt of any Budget Reconciliation, but in the event of any dispute such books and records shall be retained until the final determination of such dispute. In the event any audit of Landlord's Operating Costs evidences that Landlord's Budget Reconciliation is more than five percent (5%) of the actual costs. Landlord shall pay the costs of such audit. Pending the resolution of any dispute, Tenant shall pay the disputed amount provided that after resolution of such dispute any amount owed to Tenant by Landlord shall be paid to Tenant within ten (10) days after resolution.

      Exhibit A hereto depicts a Sprinkler Room in an area of the Building located within the Premises. The Sprinkler Room shall not constitute a part of the Premises for the purpose of determining the numerator or denominator of "Proportionate Share." The Sprinkler Room contains the main domestic water supply line and independent sprinkler control centers for the Premises and the remainder of the Building. Tenant shall have access to the Sprinkler Room for the sole purpose of operating and maintaining the sprinkler control system serving the Premises exclusively and indemnifies and exonerates Landlord from all claims, liabilities, losses, damages and expenses (including legal fees), excluding those arising from the negligence or willful misconduct of Landlord, its agents or contractors, attributable to entry into the Sprinkler Room and/or the operation of the sprinkler control system and the main domestic water supply line therein by Tenant, its agents or contractors.

ARTICLE 14 TENANT CHANGES

            SECTION 14.01. Subject to Section 14.02, Tenant will make no alterations, installations, additions, improvements or replacements prior to or during the term (hereinafter singularly and collectively called "Tenant Changes") in, to or about the Premises without Landlord's prior written consent.

            14.02. Landlord's consent shall not be required for non-structural Tenant Changes within the Premises, and shall not be unreasonably withheld or delayed by Landlord for structural Tenant Changes located wholly within the Premises.

            14.03 Tenant Changes, including those within the purview of Section
14.02 preceding, shall be performed in accordance with the following provisions:

            (a) No part of the exterior of the Building or the Common Areas shall be the subject of Tenant Changes or be affected by any Tenant Changes except Tenant Changes to the storefront, signage and entrance doors of the Building with respect to which Tenant shall have obtained Landlord's prior consent, which Landlord shall not unreasonably withhold or delay;

            (b) The functioning of any of the mechanical, HVAC, electrical, sanitary, fire alarm and other systems of the Building, including those within or serving the Premises, shall not be adversely affected;

            (c) At least twenty Business Days prior to commencement of any Tenant Change, Tenant will furnish Landlord with a statement in detail of the nature and scope of the proposed Tenant Change, an estimate of the cost thereof and coordinated plans and specifications therefor; if the cost of the proposed Tenant Change can reasonably be estimated by Landlord to exceed $250,000 in the aggregate in any one combined undertaking, the foregoing plans and specifications, as well as the estimate, shall be prepared and signed by an architect or professional engineer licensed by the Commonwealth of Pennsylvania;

            (d) Tenant Changes shall be prosecuted to completion by Tenant diligently and in a good and workmanlike manner;

            (e) Tenant Changes shall be effected in compliance with the foregoing Plans and Specifications, Requirements, Approvals and this Lease (including applicable provisions other than this Article 14);

            (f) Tenant Changes are to be effected in a manner which will not (i) unreasonably interfere with or disturb other tenants or occupants of the Building, or (ii) cause or create a dangerous or hazardous condition;

            (g) All costs and expenses of or incidental to Tenant Changes shall be borne solely by Tenant who shall establish to the reasonable satisfaction of Landlord prior to the commencement thereof and during its progress that these costs can and will be paid when due and that completion of the Tenant Changes will be effected as herein and in the other provisions of this Lease provided;

            (h) Tenant shall furnish Landlord with copies of financial or cost accounting records of all Tenant Changes within ten (10) Business Days after request to do so by Landlord;

            (i) Throughout the performance of Tenant Changes, Tenant, in addition to and not in limitation of the provisions of Article 13 hereof, shall maintain or cause to be maintained (i) Worker's Compensation Insurance, in statutory limits, for all eligible workers engaged in performing Tenant Changes and (ii) Builder's All-Risk insurance in an amount equal to the value of Tenant Changes on the completion thereof naming Landlord and Tenant as insureds, as their interests may appear, and shall furnish Landlord with certificates evidencing the existence of such insurance prior to the commencement of any Tenant Changes, each of which by the terms shall state that such insurance is not to be terminated or modified without giving Landlord not less than thirty days prior notice thereof; and

            (j) Intentionally omitted.

            14.04. No Tenant Changes shall be undertaken until (a) valid and effective waivers of lien shall have been delivered to Landlord by all of the parties performing the work and/or furnishing the materials for the Tenant Changes (singly and collectively the "Contractors") and (b) Tenant shall have received a valid and effective no-lien stipulation from each of the Contractors, or, if there be one, a general contractor, which Tenant covenants it will file timely in accordance with Requirements and promptly thereafter furnish a certified copy thereof to Landlord.

            14.05 Landlord's approval of Tenant Changes or of plans, specifications or working drawings therefor or of the architect or professional engineer shall create no responsibility or liability on the part of Landlord, as to the contents of such plans, specifications and drawings, for their completeness, design sufficiency, or for the performance of the architect or professional engineer or for compliance with Requirements, or otherwise in respect of or attributable to any of the foregoing.

            14.06. No Tenant Change shall increase the height of the Premises, interior or exterior, change the number of floors or the "footprint" of the Building, or create a mezzanine area or basement within the Building. Tenant neither shall have the right nor the obligation to remove any Tenant Change at any time within or on or at the expiration or sooner termination of the Term.

            14.07. Notwithstanding anything with this Lease to the contrary, Tenant at its sole cost and expense shall make all repairs and necessary replacements to or caused in whole or in part by Tenant Changes.

            14.08. Annexed hereto as "Exhibit D" is a list of the plans evidencing the initial Tenant Changes Tenant will make to the Premises, inclusive of signage prior to the Commencement Date to which Landlord, having reviewed them, hereby consents.

ARTICLE 15. REQUIREMENTS OF GOVERNMENTAL AUTHORITIES

            SECTION 15.01. Landlord represents, warrants and covenants, to and with Tenant that on the date hereof, to the best of its knowledge, the Premises is in compliance with all Requirements to or affecting the Premises or any sidewalk in front of the Premises. Hereafter, Tenant shall at its own cost and expense, during the Term, promptly comply with all Requirements to or affecting the Premises and/or any sidewalk in front thereof, or the condition, equipment, maintenance, use or occupation of the Premises, whether or not the same involve or require any structural change or additions in or to the Premises, and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises, or any part thereof, may be put. Such compliance by Tenant shall be deemed a Tenant Change and shall be performed by Tenant as provided in Section 14.03 hereof, but if there is a conflict between the terms of clause (a) of Section 14.03 and Requirements, the Requirements shall prevail. Tenant shall also comply with any and all provisions and requirements of any fire, liability or other insurance policy required to be carried by Landlord or Tenant under the provisions of this Lease.

            15.02. Tenant shall have the right to contest the validity of any such Requirements or the application thereof at Tenant's own expense. Any such proceedings, instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any such contested matters and shall be prosecuted to final adjudication with dispatch. Tenant shall promptly comply with any such Requirements and compliance shall not be deferred if at any time the Premises, or any part thereof, in the reasonable judgment of Landlord, shall be in danger of being forfeited or lost or if Landlord shall be in danger of being subjected to penalty or criminal liability or if Landlord should be in danger of being put in default by any Fee Mortgagee. Landlord agrees that it will cooperate with Tenant in any such contest to such extent as the Tenant may reasonably request, it being understood, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any proceeding brought by Tenant, and Tenant covenants to indemnify and save Landlord harmless from any such costs or expenses.

            15.03. Landlord represents, warrants and covenants to and with Tenant that on the date hereof, to the best of its knowledge, the Premises do not contain, and Tenant covenants not to suffer, permit, introduce or maintain in, on, or about any portion of the Premises, any asbestos, biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments. Any such asbestos, phenyl biphenyls, petroleum products and any such other materials, wastes and substances are herein collectively called "Hazardous Materials". In the event of a breach of the foregoing, the defaulting party further covenants and agrees to indemnify, protect and save the non-defaulting party harmless against and from any and all damages, losses, liabilities, demands, defenses; judgments, suits, proceedings, costs, disbursements, or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursement) which may at any time be imposed upon, incurred by or asserted or awarded against and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Premises, introduced by, or on behalf of, or during the ownership or control of, the defaulting party, including, without limitation (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Building, Shopping Center or Premises, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Building, Shopping Center or Premises, into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply, in connection with all or any portion of the Building, Shopping Center or Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials.

            15.04. Notwithstanding anything in this Lease contained to the contrary, Landlord and Tenant are aware that the Premises' floor is covered by asbestos floor tiling. Landlord covenants that within thirty days, commencing on the date hereof, Landlord, at its sole cost and expense, will remove all of the asbestos floor tiling from the Premises in accordance with all applicable law, and will give Tenant prompt notice of such accomplishment. Tenant may not enter the Premises for any purpose prior to receipt of Landlord's notice that all asbestos floor covering has been removed from the Premises. Thereafter and notwithstanding anything in this Lease to the contrary, Tenant may enter the Premises prior to the Commencement Date for the sole purpose of effecting Tenant Changes as provided in Article 14 hereof.

ARTICLE 16 DISCHARGE OF LIENS

            SECTION 16.01. Tenant shall not create or permit to be created or to remain, and shall discharge, within thirty (30) days (or such lesser period as shall be necessary to prevent its foreclosure or a remedy in the nature thereof) after notice to Tenant or the filing thereof, any lien, encumbrance or charge upon the Shopping Center or any part thereof or the income therefrom, for work or material claimed to have been furnished to Tenant or for Tenant to the Premises and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired. If any such lien, encumbrance or charge shall at any time be filed against the Shopping Center or any part thereof or the income therefrom, Tenant, within thirty (30) days after receiving notice of such filing, shall cause such lien to be discharged by bond or otherwise.

            16.02. If any lien, encumbrance or charge included in Section 16.01 shall at any time be filed against the Premises or any part thereof, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to complete the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, shall constitute Rental payable to Landlord on demand.

            16.03. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any subtenant, or any materials furnished or to be furnished at the Premises for Tenant or any subtenant, upon credit, and that no mechanic's or other lien or such work or materials shall attach to or affect the estate or interest of Landlord in and to the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord may be required to post for the protection of Landlord and the Premises from any lien.

            16.04. Except as provided in Article 13, Tenant agrees that Landlord shall have no liability to any party by reason of any agreement for the repair, restoration, alteration, rebuilding and demolition of the Premises by or for Tenant.

ARTICLE 17 NO REPRESENTATION BY LANDLORD.

            SECTION 17.01. Tenant accepts the Premises in an "as is" condition or state, without representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the nature, condition or usability thereof or the use or uses to which the Premises may be put, except as provided in Section 15.03 and Section 34.01, and that Landlord represents and warrants that it has no actual knowledge of any failure of the Premises to be in compliance with the Requirements.

ARTICLE 18 LANDLORD NOT LIABLE FOR INJURY OR DAMAGE.

            SECTION 18.01. Except as specifically provided to the contrary in this Lease, and except for damage or injury to the extent caused by the willful misconduct or negligence of Landlord, its agents or employees, for which Landlord shall be liable (subject to the provisions of Section 7.09 hereof), Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on, in or about the Premises and its appurtenances, or for any injury or damage to the Premises, or to any property, whether belonging to Tenant or any other person, caused by any fire, breakage, leakage, defect or condition in any part or portion of the Premises, or from water, rain, snow or other elements that may leak into, issue or flow from any part of the Premises from the drains, pipes or plumbing work of the same, or from any place or quarter, or due to the use, misuse or abuse of all or any of the elevators, hatches, openings, installations, stairways or hallways of any kind whatsoever which may exist or hereafter be erected or constructed in the Premises, or from any kind of injury which may arise from any other cause whatsoever on the Premises. The provisions of Section 20.01 permitting Landlord to enter and inspect the Premises are made for the purpose of enabling Landlord to become informed as to whether Tenant is complying with the agreements, terms, covenants, and conditions hereof, and to do such acts as Tenant shall fail to do.

ARTICLE 19 INDEMNIFICATION

            SECTION 19.01. Subject to the provision 7.09 hereof, in addition to any other indemnities specifically provided in this Lease (Tenant, as the case may be (the "Indemnitor") shall indemnify and save harmless the other of them (the "Indemnitee") against and from all liabilities, suits, obligations, fines, damages, penalties, claims, loss, costs, charges and expenses, including reasonable architects' and attorneys' fees which may be imposed upon or incurred by or asserted against Indemnitee by reason of any of the following occurring during the term of this Lease.

            (a) any work or thing done in, on or about the Premises, or any part thereof, by Indemnitor or those deriving their right or interest from, through or under Indemnitor.

            (b) Intentionally Omitted.

            (c) any negligence or misconduct on the part of Indemnitor or those deriving their right or interest from, through or under Indemnitor;

            (d) any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or in 5 on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, caused by those deriving their right or interest from, through or under Indemnitor;

            (e) any failure on the part of Indemnitor or those deriving their right of interest from, through or under the Indemnitor to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and

            (f) any contest Indemnitor is permitted to prosecute pursuant to the provisions of this Lease.

      Parties within the phrase "...those deriving their right or interest from, through or under Indemnitor" shall not include Tenant or those deriving their right or interest from, through or under Tenant where Landlord is the Indemnitor.

      All indemnities contained in this Lease shall survive the expiration or earlier termination of this Lease.

ARTICLE 20 LANDLORD'S RIGHT OF INSPECTION

            SECTION 20.01. Tenant shall permit Landlord and its agents or representatives to enter the Premises at all reasonable times during normal business hours and on twenty-four (24) hours' prior notice (except in the event of an emergency in which event Landlord shall use reasonable efforts to notify Tenant's security company) for the purpose of (i) inspecting the same or (ii) effecting any rights or powers available to it under this Lease, and (iii) showing the same to prospective purchasers, lenders and tenants.

ARTICLE 21 LANDLORD'S RIGHT TO PERFORM THE TENANT'S COVENANTS

            SECTION 21.01. If Tenant shall at any time fail to pay any Imposition in accordance with provisions hereof, or take out, pay, or maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment or perform any other act on its part to be made or performed under this Lease, then Landlord after five (5) days' notice to Tenant (or without notice in case of an emergency or in the event such failure may become a default under any Fee Mortgage) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

            (a) pay any Imposition payable by Tenant to the provisions hereof;

            (b) take out, pay or maintain any of the insurance policies provided for herein;

            (c) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefor.

All sums so paid by Landlord shall bear interest at the Default Rate, and all costs and expenses incurred by Landlord in connection with the performance of any such act shall be paid by Tenant to Landlord on demand. Any payment or performance by Landlord pursuant to the foregoing provisions of this Article shall not be deemed to be a waiver or release of a Default or of Landlord's right to terminate this Lease, institute summary proceedings and/or take such other action as may be permissible hereunder in the event of an Event of Default. Landlord shall not be limited in the proof of any damage which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of the Premises, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

ARTICLE 22 NO ABATEMENT OF RENT

            SECTION 22.01. Except as otherwise specifically provided in this Lease (or by other written agreement between the Landlord and Tenant) there shall be no abatement, diminution or reduction of Rental or other compensation claimed by or allowed to Tenant, or any person claiming under it; nor shall there be abatement or diminution or reduction of the performance of the other obligations by Tenant hereunder under any circumstances or for any cause.

ARTICLE 23 PERMITTED USE; NO UNLAWFUL OCCUPANCY

            SECTION 23.01. The Premises shall be used by Tenant only for any lawful retail use, including but not limited to a furniture store and/or a shoe store, or both.

            23.02. Tenant shall not use, occupy, permit or suffer the Premises or any part thereof to be used or occupied in such manner as to constitute a nuisance, nor for any purpose or in any way in violation of the certificate of occupancy or of any present or future Requirements. Tenant shall immediately upon the discovery of any such unlawful, illegal, disreputable or extra hazardous use, take all necessary steps, legal and equitable, to cause and compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such nuisance or unlawful, illegal, disreputable or extra hazardous use.

            23.03. Tenant will not suffer any act to be done or any condition to exist on or with respect to the Premises or omit to take any action which may make void or voidable any insurance then in force on the Premises.

            23.04. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public in such manner as would reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

            23.05. Intentionally Omitted.

            23.06. Tenant shall have the right to place at its cost and expense, its interior Premises signage (a) whose locations within the Premises, (b) designs and (c) content shall be reasonably determined by Tenant provided, however that such content shall not be of an offensive nature. Tenant's exterior Premises signage shall be limited to a single sign for Tenant and each subtenant, provided, however that there shall not be more than two exterior Premises signs in the aggregate. The locations of any exterior Premises sign must be on or above the Premises storefront, (but under no circumstances shall an exterior Premises sign be higher than any part of the Building). The design of any such exterior Premises sign shall be subject to the prior written consent of Landlord which will not be unreasonably withheld or delayed and whose content shall be limited to the trade name and/or trademark of such Tenant or subtenant. Landlord hereby consents to the use by Tenant of "Tenant's Pylon Sign" at the location depicted in Exhibit A (subject to the provisions of Exhibit A), hereto provided, however, that Tenant shall (a) make no changes to such pylon sign or its location, (b) be responsible, at its cost and expense, for the maintenance and repair (including necessary replacements) of such pylon sign and its appurtenant parts, and (c) limit the contents of such pylon sign to the trade name and/or trademark of Tenant, and, if applicable, subtenants of the Premises. Tenant's rights under this Section are conditioned upon compliance with Requirements applicable to the signage, the burden of attaining such compliance resting solely on Tenant with a concomitant obligation on Tenant to make such changes, subject to approval thereof by Landlord, which approval will not be unreasonably withheld or delayed, as are necessary to comply with Requirements pertaining to such signage. The cost of operating or removing the signage heretofore referred to in this Section 23.06 shall be borne exclusively by Tenant, except as otherwise contained to the contrary in the last paragraph of
Section 27.01 hereof. All exterior Premises signage shall be affixed parallel to, and shall not project more than one (1) foot out from the exterior face of the Building.

ARTICLE 24 DEFAULTS, CONDITIONAL LIMITATIONS, REMEDIES, ETC.

            SECTION 24.01. Each of the following events shall be an "Event of Default" hereunder:

            (a) Failure of Tenant to pay any installment of Rental or any item or part thereof, when due, and the continuance of such failure for a period of ten (10) days after written notice.

            (b) Failure to observe, fulfill or perform one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of thirty (30) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no Event of Default shall be deemed to exist so long as Tenant shall have commenced curing the same within such thirty (30) day period and thereafter shall diligently prosecute the same to completion);

            (c)   (i)   The filing of an application by Tenant for or a consent
                        to the appointment of a receiver, trustee or liquidator of itself or of all of its assets, which application or consent is not dismissed within sixty (60) days thereafter; or

                  (ii) The filing by Tenant of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due which petition is not terminated within thirty (30) days thereafter; or

                  (iii) The making by Tenant of a general assignment for the benefit of creditors; or

                  (iv) The filing by Tenant of an answer admitting the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding, unless, with respect to a default, such default is cured within sixty (60) days thereafter;

            (d) The entry of an order, judgment or decree by any court of competent jurisdiction adjudging Tenant a bankrupt or appointing a receiver, trustee or liquidator of It, or all of its assets, and such order, judgment or decree continuing unstayed and in effect for any period of sixty (60) consecutive days; or

            (e) If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon, any person or party, except in a manner herein permitted; or

            (f) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding of otherwise within a period of thirty (30) days.

If Tenant shall default (i) in the timely payment of any item of Rental and any such default shall continue or be repeated for three (3) consecutive months or for a total of four months in any period of twelve (12) consecutive months or
(ii) in performance of any other particular covenant of this Lease more than four (4) times in any period of twelve (12) consecutive months, then, notwithstanding that such Defaults shall have each been cured within the period after notice as above provided, any further similar Default shall be deemed to be deliberate and Landlord thereafter may serve the written notice or termination described in 24.02 without affording to Tenant an opportunity to cure such further Default.

            24.02. If an Event of Default shall occur, Landlord, at any time thereafter during its continuance, may, at its option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term and all rights of the Tenant under this Lease shall expire and terminate as if the date specified in such notice was the date herein definitely fixed for the termination of the Term, and Landlord may record and/or file a notice of such termination in such governmental office or offices as Landlord may deem appropriate to give notice to others of such termination, but Tenant shall also pay damages to Landlord as hereafter provided.

            24.03. In the event of cancellation or termination of this Lease either by operation of law, by issuance of a dispossessory warrant, by service of notice of cancellation or termination as herein or under law provided, or otherwise, Tenant shall quit and peacefully surrender the Premises, and thereupon or any time thereafter, Landlord without further notice, may enter upon, possess, re-enter and repossess the Premises by using such force for the purpose as may be necessary without being liable to prosecution therefrom or by summary proceedings, ejectment, statutory action, claim of right, or otherwise, and may dispossess or remove Tenant, the legal representatives of Tenant and, if Landlord so elects, all other persons from the Premises, and may have, hold, use, occupy and enjoy the Premises, and the receipts and other benefits therefrom, and Tenant shall nevertheless remain and continue liable to Landlord as hereinafter provided.

            In the case of such re-entry, expiration and/or dispossess by summary proceedings or otherwise (except termination pursuant to Sections 5.01, 8.02 and 26.01), (a) the Rental shall become due and be paid up to the time of such re-entry, dispossess and/or expiration but Tenant shall also pay damages to Landlord as hereafter provided, and (b) sums equal to the Rental (conclusively presuming each of the items comprising Rental other than Annual Rent to be the same as was payable for the twelve month period immediately preceding such termination or if the period from the Commencement Date to the date of such termination is less than twelve months, then the Renal other than Base Annual Rent payable for such period shall be annualized) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due date therefor specified herein following such termination or such re-entry and until the last day of the Term; provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the reasonable out-of-pocket expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as reasonable out-of-pocket expenses of re-letting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other out-of-pocket expenses properly chargeable against the Premises and the rental thereof; it being understood that any such re-letting may be for all or any part of the Premises or for a period shorter or longer than the remaining term of this Lease (provided Tenant's liability hereunder shall not exceed the remaining stated term of this Lease as it may have been extended), and Landlord may grant commercially reasonable rental concessions; but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. Landlord shall use commercially reasonable efforts to re-let all or any part of the Premises to mitigate damages. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the Premises or any part thereof be re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so re-let during the term of re-letting.

            24.04. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of this Article 24, or under any provision of law, or had Landlord no re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than any of the sums referred to in Section 24.03.

            24.05. If Tenant shall default under this Lease prior to the Commencement Date, Landlord shall have all of the rights and remedies in this Lease provided, should such Default have occurred subsequent to the Commencement Date, and it will be conclusively assumed for such purposes that the Term commenced on and as of the date of such Default.

            24.06. Nothing in this Article contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time at which such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding subdivisions.

            24.07. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental then due or thereafter falling due, or operate as a waiver of the right of Landlord to receive possession of the Premises by proper remedy. After the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceedings, order and/or judgment. All such monies collected are deemed payments on account of the use and occupation of the Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

            24.08. Intentionally Omitted.

            24.09. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rental by Landlord during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the party for whose benefit the same exists. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

            24.10. In the event of any breach or threatened breach of any of the covenants, agreements, terms of conditions contained in this Lease, non-breaching party shall be entitled to seek to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry summary proceedings and other remedies were not provided for in this Lease.

            24.11. Each right and remedy provided for in this Lease unless specified herein to the contrary shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

            24.12. Each party shall pay all costs and expenses, including reasonable attorneys' fees, incurred in any action or proceeding to which such non-defaulting party may be made a party by reason of any act or omission. The defaulting party shall also pay to the other party all costs and expenses, including reasonable attorneys' fees, incurred by the non-defaulting party in enforcing any of the covenants and provisions of this Lease and incurred in any action brought against the defaulting party on account of the provisions hereof, and all such costs, expenses, and attorneys' fees may be included in and form a part of any judgment entered in any proceeding brought under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid with interest and costs shall be paid by the defaulting party to the non-defaulting party within ten (10) days of the rendition of any bill or statement therefore.

            24.13. In the event of a termination of this Lease by an Event of Default (a) all unexpired insurance premiums, all deposits theretofore made by Tenant with utility companies, all rights of Tenant under all insurance policies and all fuel in the Premises shall be deemed to be assigned to and transferred to Landlord, and (b) Tenant shall deliver to Landlord all leases of subtenants and all security deposits and advance rentals then held by Tenant with respect to any and all subleases upon the assumption by Landlord of the obligation to apply all such security deposits, advance rentals and deposits held by Landlord in accordance with such subleases.

ARTICLE 25 NOTICES.

            25.01. Any notice or consent required to be given by or on behalf of any party hereby to any other party shall be in writing and sent by (i) registered or certified mail, return receipt requested, (ii) delivered personally, including by air courier or expedited mail service, or (iii) delivered by facsimile, with a copy delivered by the method specified in item
(ii) above within three (3) days of such facsimile, addressed as follows:

                  (a)   If to Landlord:    Tech One Associates
                                           200 Marshall Drive
                                           Coraopolis, PA 15108
                                           Fax: (412)264-4587
                                           Attn: Thomas W. Weaver
                  (b)   If to Tenant:      Schottenstein Stores Corp.
                                           1800 Moler Road
                                           Columbus, OH 43207
                                           Fax: (614)443-0972
                                           Attn: Ed Arndt

or at such other address or facsimile number as may be specified from time to time in writing. All such notices hereunder shall be deemed to have been given on the date of delivery or the date marked on the return receipt unless delivery is refused or cannot be made because of any incorrect address provided by the addressee, in which case the date of postmark shall be deemed the date notice has been given. In the case of notices delivered by facsimile, notice shall be deemed to have been given at the time of receipt set forth on the confirmation generated by the

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

transmitting facsimile machine, provided that a copy of such notice is delivered to the receiving party by the method specified in item (ii) above within three
(3) days of such facsimile delivery.

ARTICLE 26 CONDEMNATION.

            SECTION 26.01. If at any time during the Term, a Material Portion of the Shopping Center shall be taken by any Governmental Authority (which term as used in this Article 26 shall include any lawful power or authority) by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, at Tenant's option which must be exercised by notice from Tenant to Landlord within sixty (60) days after the occurrence, this Lease shall terminate and expire on the date of such taking and the Base Annual Rent, Tenant's Maintenance Charges and Impositions herein reserved and provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

            The term "Material Portion of the Shopping Center" shall be deemed to mean and to be limited to (i) any portion of the Building, (ii) any portion of Tenant's Primary Parking Area as depicted on Exhibit A hereto, or (iii) any portion of the ingress or egress areas to the Shopping Center which materially and adversely affects ingress and egress to the Premises or its exclusive loading docks.

            26.02. If all or any part of the Shopping Center shall be taken or condemned as provided in this Article, Tenant waives all claims for any value for its leasehold or its interest in this Lease and all claims for its interest in the Premises and all claims for any other compensation and hereby irrevocably and unconditionally assigns and transfers to Landlord all such awards that may be made to Tenant including consequential damages to any portion of the Shopping Center (inclusive of the Premises) not so taken. Notwithstanding the foregoing, Tenant shall have the right to receive any separate award which may be made for damages to or condemnation of movable trade fixtures, furniture and furnishings, provided that such separate award does not reduce the award payable to Landlord, and/or otherwise adversely impact on the awards which Landlord is to receive pursuant to this Section 26.02.

            26.03. For the purpose of this Article 26, the Shopping Center or the Building or any part of either, as the case may be, shall be deemed to have been taken on the date on which actual possession of the Premises or a part thereof, as the case may be, is acquired by any Governmental Authority or the date on which title vests therein, whichever is earlier.

            26.04. If less than a Material Portion of the Shopping Center shall be so taken, this Lease and the Term shall continue, but the Base Annual Rent shall be reduced by an amount equal to the product obtained by multiplying the Base Annual Rent immediately prior to the Taking by a fraction having as a denominator, the number of square feet of ground floor space within the Building, and as a numerator, the number of square feet of such space immediately subsequent to the Taking.

            Landlord shall proceed diligently after its receipt of substantially all condemnation awards to which it is entitled hereunder to repair and restore any remaining part of the Building not so taken so that the Building shall be a complete rentable, self-contained architectural unit hereunder. Subject to the provisions and limitations in this Article, Landlord agrees to utilize so much of the Net Condemnation Proceeds (as such term is defined in Section 8.03 hereof with respect to insurance proceeds and substituting condemnation proceeds in lieu of insurance proceeds), if any, reasonably attributable by Landlord to the Building, as may be necessary for the cost of restoring (as such term is defined in Section 8.03) the part of the Building not so taken. Such restoration shall be done in accordance with and subject to the provisions of Article 8 hereof with all reference to "casualty" in Article 8 being deemed to be a reference to "condemnation" or "taking", as applicable, and all reference to "insurance proceeds" being deemed to be a reference to "condemnation award", as applicable. Landlord shall be entitled to any balance of the award thereafter remaining, free of any right or claim thereto by Tenant.

            26.05. In case of any action by Governmental Authorities not resulting in the taking or condemnation of any portion of the Building but creating a right to compensation therefore, such as without limitation (except as provided in this Article 26), the changing of the grade of any street upon which the Shopping Center abuts, this Lease shall continue in full force and effect without reduction or abatement of Rental, and any award therefore shall be received and retained by Landlord as its own property and subject to no liability or obligation.

            26.06. Any dispute between Landlord and Tenant arising under or in connection with this Article 26 shall be submitted to and determined by arbitration as provided herein.

            26.07 Each payment of an award pursuant to Article 26 shall include a pro rata share of any interest paid thereon by a Governmental Authority.

            26.08 Notwithstanding anything in this Lease to the contrary, in the event that such taking of a Material Portion occurs when there shall be less than two (2) years remaining during the Term (including therein any renewal terms which Tenant exercises within sixty (60) days after written notice from Landlord that it will not repair or restore due to the reduced period remaining in the Term unless Tenant so exercises its options), Landlord may elect to terminate this Lease upon written notice to Tenant.

ARTICLE 27 TRANSFER LAND.

            SECTION 27.01. Landlord is the owner in fee simple of the land depicted by the bold dotted line abutting Route 51 and though now a part of the Common Areas, is identified on Exhibit A as "For Landlord's Future Development" (the "Transfer Land").

            Landlord has the absolute and unconditional right to convey and transfer the Transfer Land. If and when Landlord does so, the Transfer Land shall cease to be a part of the Shopping Center and the term "Proportionate Share" as used in this Lease shall be appropriately adjusted by increasing the denominator of the fraction from which the "Proportionate Share" is determined by the square footage of any enclosed ground floor space in any building located on the Transfer Land.

            The use of the Transfer Land shall be limited to lawful retail and retail service uses (other than as a furniture store or a shoe store), including but not limited to the sale of prepared food and beverages (alcoholic and non-alcoholic), for on-premises or off-premises consumption. Occupants of the Transfer Land and their customers and invitees shall have the right to use the parking areas of the Common Areas in common with Tenant and other tenants, Landlord and their respective customers, invitees and licensees. No structure on the Transfer Land shall be in excess of twenty-three feet in height and (a) the gross floor area of such structure shall not exceed seven thousand square feet, and (b) the width of such structure (i.e., substantially parallel to Route 51) shall not exceed seventy feet. Any lease or deed for the conveyance of the Transfer Land shall contain the foregoing provisions of this paragraph, provided, however, that the provisions of the immediately preceding sentence shall be of no further force and effect subsequent to the expiration or sooner termination of this Lease. The pylon sign now located on the Transfer Land and identified on Exhibit "A" as the "Pylon Sign for Building A" may be relocated by Landlord at Landlord's cost as provided in the notation with respect thereto appearing in Exhibit "A" hereto.

ARTICLE 28 LIMITATION OF LIABILITY.

            SECTION 28.01. Notwithstanding anything to the contrary provided in this Lease, there shall be absolutely no personal liability on the part of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease, such exculpation of personal liability to be absolute and without any exception whatsoever. Without limiting the foregoing, any agreement, obligation or liability arising hereby or resulting herefrom is made, entered into and incurred by Landlord upon the express conditions that neither any trustee, shareholder, partner, officer, employee, principal, parent, agent or advisor or Landlord assumes nor shall be held to any personal liability hereunder for whatsoever reason including fault on the part, for example, of any one or more of the foregoing, and resort shall not be had to the private property of any such trustee, shareholder, officer, partner, employee, principal, parent, agent or advisor.

ARTICLE 29 LANDLORD'S DEFAULT.

            SECTION 29.01. Landlord shall be deemed in default under the terms of this Lease only if Landlord shall fail to observe, fulfill or perform an obligation specifically imposed on Landlord under the terms of this Lease and such failure is not cured by Landlord within thirty (30) days after Tenant shall have given Landlord notice of such failure, in reasonable detail, provided, however, that so long as Landlord commences and prosecutes such cure with reasonable diligence, Landlord will be allowed such additional time to effect such cure as may be reasonably necessary without being deemed in default with respect to such failure. No action taken by Landlord in connection with any such notice given to it by Tenant shall be construed to be an admission that any such default exists.

            SECTION 29.02. Under no circumstances shall the Landlord or Tenant be liable for consequential, special, exemplary or punitive damages or any damages in the nature of any of the foregoing or damages for loss of business or business opportunities.

ARTICLE 30 CERTIFICATES BY LANDLORD AND TENANT

            SECTION 30.0l. Tenant agrees, at any time and from time to time, upon not less than twenty (20) days prior notice by Landlord or any Fee Mortgagee to execute, acknowledge and deliver to Landlord or such Fee Mortgagee, as the case may be, or any other party specified by Landlord or such Fee Mortgagee, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same are in full force and effect as modified and stating the modification) and the dates to which the Base Annual Rent and other items of Rental have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant or Landlord is in default in the observation, fulfillment or performance of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of any Fee Mortgagee. At Landlord's request, Tenant shall also furnish such Fee Mortgagee or other party, certified copies of this Lease and all amendments thereto and shall state in the aforesaid statement that no rights of Landlord under this Lease have been waived and Landlord is not estopped to assert such rights (or if there have been waivers or estoppels, the specifics thereof), and shall set forth whether or not Tenant is in possession of the Premises and is paying Rental as required by the Lease.

            30.02 Landlord agrees at any time and from time to time, upon not less than twenty (20) days' prior notice by Tenant to execute, acknowledge and deliver to Tenant or any other party specified by Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications; that the same are in full force and effect as modified and stating the modifications) and the dates to which the Base Annual Rent and other items of Rental have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Tenant is in Default, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee or subtenant of the Tenant's interest in this Lease. At Tenant's request, Landlord shall also furnish the documents and statements referenced in the last sentence of Section 30.01 as to no waiver or estoppel of Tenant.

ARTICLE 31 LANDLORD'S CONSENTS.

            SECTION 31.01. It is understood that the granting of any consent by Landlord to Tenant to perform any act of Tenant requiring Landlord's consent under the terms of this Lease, or the failure on the part of Landlord to object to any such action taken by Tenant without Landlord's consent, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant, and Tenant hereby expressly covenants and warrants that as to all matters requiring Landlord's consent under the term of this Lease, Tenant shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Landlord of the requirement to secure such consent.

ARTICLE 32 SURRENDER AT END OF TERM.

            SECTION 32.01. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises pursuant to Article 26 hereof, Tenant shall well and truly surrender and deliver up to Landlord the Premises in the order, condition and repair required in this Lease, casualty loss to the extent Landlord is responsible for the repair thereof under Article 13 excepted, free and clear of all letting and occupancies other than subleases to which Landlord shall have specifically agreed to assume, and free and clear of all liens and encumbrances other than those, if any, existing at the date hereof, or created by Landlord.

            Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises at any such termination date.

            Any personal property of Tenant or any subtenant which shall remain in the Building after the termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit.

            Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant, unless caused by the willful misconduct or negligence of Landlord or its agents or employees.

            The provisions of this Article shall survive any termination of this Lease.

ARTICLE 33 NO ORAL AGREEMENT

            SECTION 33.01. This Lease contains all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant relative to the Premises and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as herein set forth.

ARTICLE 34 QUIET ENJOYMENT

            SECTION 34.01. Landlord covenants that, if and so long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall quietly enjoy the Premises subject, nevertheless, to the terms and provisions of this Lease. Landlord hereby represents and warrants that its execution of this Lease, compliance with the terms hereof and occupation and use of the Premises by Tenant for any lawful retail use not prohibited by Section
39.21 hereof do not conflict with, cause a breach of or constitute a default under the terms of any agreement or instrument to which Landlord is a party or which affects the Shopping Center.

ARTICLE 35 ARBITRATION

            SECTION 35.01. In such cases where this Lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, the same shall be determined by arbitration conducted in Pittsburgh, PA, in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. In the event that the American Arbitration Association shall not be then in existence, the party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within fifteen (15) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall appoint a third disinterested person, and such three arbitrators shall, as promptly as possible, determine the matter which is the subject of the arbitration. The decision of the majority of the arbitrators shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then in such event the other party (or if the two arbitrators appointed by the parties shall fail within fifteen (15) days after the appointment of the second arbitrator to appoint a third arbitrator, then either party) may apply to the Presiding Justice of the highest court of appellate jurisdiction located in the area in which the Premises are located (or upon his refusal or inability to act, to an Associate Justice of said Court) to appoint such arbitrator. The expenses of arbitration shall be shared equally by Landlord and Tenant but each party shall be responsible for the fees of its own counsel. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period as this agreement to arbitrate is not legally binding, or the arbitrator's award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.

ARTICLE 36 INVALIDITY OF CERTAIN PROVISIONS.

            SECTION 36.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder to this Lease, or the application of such term or provision to persons or circumstances other than as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

ARTICLE 37 RECORDING OF MEMORANDUM.

            SECTION 37.01. So long as the same does not result in any Imposition to be paid, Landlord and Tenant, upon the written request of the other, will join in the execution of a memorandum of lease in proper form for recordation, setting forth the existence and terms of this Lease, and the existence of any option or other right of renewal or purchase, the provisions of Section 12.02 hereof, and such other matters as are herein contained as either of them may reasonably require, and Landlord and Tenant will each take such further action as may be necessary to effect such recordation.

ARTICLE 38 ACCESS ROAD.

            SECTION 38.01. The term "Access Road" shall mean the existing private roads and the drainage and lighting facilities serving the aforesaid roads between (a) public roads and (b) lots identified in the Century III Plaza Plan of Lots, recorded in Plan Book Volume 143, pages 94 to 103, as amended (the "Plan").

      Landlord, for itself and its successors and assigns, hereby grants to Tenant a non-exclusive appurtenant right to and for the benefit of the Premises, to use the Access Road for all the purposes for which such Access Road is intended to be used for and during the Term in connection with its use and occupancy of the Premises. The appurtenant right granted hereby shall be for the benefit of, but not restricted solely to, Tenant, and Tenant may grant the benefit of such appurtenant right for the purposes specified in (b) preceding to its subtenants or other occupants of the Premises for the duration of such occupancy and to the customers, employees and business invitees of Tenant, its tenants or other occupants, but same is not intended nor shall it be construed as creating any right in or for the benefit of the general public.

            38.02 Landlord shall not construct any barrier, building or other structure (including temporary structure) between the Premises and the Access Road not in any manner materially and adversely change (unless required by law) the points of ingress and egress between the Access Road and the adjoining public roads.

            38.03. (a) Landlord, to the extent not the obligation of others shall operate, maintain and repair the Access Road as required by the standard by which similar access roads of first class shopping centers are operated, maintained and repaired. In this connection, to the extent not the obligation of others pursuant to Access and Right of Way Easement dated June 15, 1978 between United States Steel Corporation (Landlord's predecessor in title) and Century III Associates, Landlord shall clean and sweep, remove snow and ice from, the Access Road, and maintain and operate all utility services (including electricity and lighting) serving the Access Road. Landlord shall always provide Tenant with reasonable access so that Tenant shall be able to obtain electric, gas, water and telephone service. Landlord shall use its best efforts to obtain performance by Century III Associates (and its successors) of its maintenance obligation under the aforesaid Access and Right of Way Easement.

            (b) Throughout the Term of the Lease, Landlord, to the extent not the obligation of others, shall keep the Access Road lighted and open seven (7) days a week at all times during normal retail shopping center hours (if permitted by law), which shall include at least to 11:00 PM Monday through Saturday and 7:00 PM on Sunday ("Normal Hours") except on such days as the Project is closed to the public.

            38.04 As and for its share of the cost of repairing, operating and maintaining the Access Road, Tenant shall pay to Landlord, as Rental, together with each installment of Base Annual Rent, an amount equal to one-twelfth of Tenant's Proportionate Share of the pro rata share of the annual amount thereof reasonably estimated by Landlord, excluding costs of replacement, subject to adjustment when the actual pro rata share of such costs are ascertained.

            38.05 In addition to and not in limitation of the provisions of
Section 38.04 hereof, Tenant shall pay Landlord, as Additional Rent, Tenant's Proportionate Share of the pro rata share within thirty (30) days after demand, of the reasonable costs incurred in (i) maintaining utility lines, public and private, inclusive of meters, hydrants, valves and other equipment (now or hereafter within the Project), (ii) maintaining streets (including storm sewers and related equipment, whether or not within the bed of a street) within the Project, and (iii) transferring, assigning or conveying (singularly and collectively, "transferring") (a) one or more of such utility lines to a utility, public or private, or (b) one or more of such streets to a government or governmental authority, provided however, that as to this clause (iii), the utility, government or governmental authority, obligates itself thereafter, at its cost, to maintain such line or streets, as the case may be. In the event of a conflict between the terms and provisions of this Section 38.05 and those contained in Section 38.04 hereof, the terms of this Section 38.05 shall prevail and control so that by way of illustration Tenant shall not be required to contribute the same cost more than once.

            As used in this Section 38.05, and in Section 38.04 hereof, the term "pro rata share" means a fraction, the numerator of which is the number of square feet within the Land and the denominator of which is the aggregate number of square feet within the lots within the Plan as defined in Section 38.01.

ARTICLE 39 MISCELLANEOUS.

            SECTION 39.01. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

            39.02 The table of contents preceding this Lease but under the same cover is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto to amendatory thereof.

            39.03 All words and terms used in this Lease, regardless of the number and gender in which used, shall be deemed to include any other number and any other gender as the context of the use thereof may require; and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

            39.04 If more than one person is named as or becomes Tenant hereunder, the Landlord may require the signatures of all such persons in connection with any notice to be given or action to be taken by Tenant hereunder. Each person named as Tenant shall be fully liable for all of the Tenant's obligations hereunder. Any notice by the Landlord to any person named as Tenant shall be sufficient and shall have the same force and effect as though given to all persons named as Tenant.

            39.05 The terms "mortgage" and "Deed of Trust" are used interchangeably in this Lease, are hereby given identical meanings, and, where applicable, shall also refer to the notes and/or bonds or other evidence of indebtedness and any chattel mortgages, conditional bills of sale, assignments or rents, security agreement and financing statements executed and delivered in connection with it as part of any such mortgage; as are the terms "holder of the mortgage", "mortgagee", "trustee" and "beneficiary"; and all of the foregoing are applicable to any of the defined terms used in this Lease relating to a mortgage or a holder thereof.

            39.06 Each party covenants, warrants and represents to the other that it has had no access to or dealings or negotiations in connection with the Lease through any broker, agent or finder, and each party covenants and agrees to indemnify and exonerate the other from and against any and all cost, liability, loss or damage (including reasonable attorneys' fees) for any compensation, commissions or other payment asserted or claimed by any broker, agent or finder, arising out of or in connection with the Lease or the negotiation thereof through any other broker, agent or finder claiming by, through or under the indemnifying party.

            39.07 Unless the context in which used require a different construction, the words "herein", "hereof", and "hereunder" and words of similar import refer to this Lease as a whole and not to any particular Section or subdivision thereof.

            39.08 This agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

            39.09 No change, waiver or estoppel to this Lease or any of the terms hereof shall be valid unless in writing and signed by the party against whom enforcement of the change, waiver or estoppel is sought. Except as otherwise in this Lease provided, no termination of this Lease shall be valid unless in writing and signed by the party against whom enforcement of the termination is sought.

            39.10 Except as otherwise provided herein, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively of Landlord and Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

            39.11 This instrument may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which shall be one and the same document.

            39.12 Tenant shall not be entitled to exercise any right of termination or other right or option granted to it by the Lease (if any) at any time an Event of Default exists.

            39.13 Tenant agrees that its sole remedy in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment or specific performance, the rights to money damages or other remedies being hereby specifically waived.

            39.14 This Lease shall not be binding upon the parties hereto unless and until it is signed both parties.

            39.15 The various items which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

            39.16 If Landlord or Tenant consists of more than one party, the obligation, representations, warranties and covenants of Landlord or Tenant, as the case may be, hereunder are joint and several as to each such party.

            39.17 Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            39.18 Time shall be of the essence with respect to the time periods provided in this Lease.

            39.19 The Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Articles of this Lease

            39.20 All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context in which used.

            39.21. Landlord will not construct or permit to be constructed any building, within the Common Areas except within the Transfer Land (See Article 27 hereof).

            39.22 Landlord agrees, as to the Shopping Center, and Tenant agrees, as to the Premises, that such areas shall not be used for any non-retail activity (repairs, alterations and offices incidental to retail, and banks and small loan offices, not being deemed non-retail), or for any entertainment purposes such as a bowling alley, skating rink, cinema (or any technological equivalent), bar, night club, discotheque, amusement gallery, pool room, health club, massage parlor, sporting event, sports or game facility, off-track betting, club or for any establishment for the sale or display of pornographic material (but a video or book store, or computer software store, or technological equivalents of any of the foregoing, may sell such material provided it is not the principal use of any such store).

            Tenant agrees that during the term of this Lease, neither the Premises nor any part thereof shall be used or occupied for, or devoted to use as, a toy store.

            39.23 The terms "Premises" and "Building" are used interchangeably and are hereby given identical all-inclusive meaning and such was the intentions of their respective definition subdivisions in subdivisions (d) and (o) of
Section 2.01 hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LANDLORD:                                    TENANT:
TECH ONE ASSOCIATES                          SCHOTTENSTEIN STORES CORPORATION

By: /s/ Roy F. Johns, Jr. )   All of its       BY: /s/ Jay Schottenstein
    ---------------------                          ----------------------------
       Roy F. Johns, Jr.  )   partners

By: /s/ Robert A. Kathary )                  Name:    Jay Schottenstein
    ---------------------                          ----------------------------
       Robert A. Kathary
                                             Title:   Chairman
                                                   ----------------------------

                                                                     EXHIBIT "A"

                                  [FLOOR PLAN]

                                    Exhibit B

                                Legal Description

      Lot 3 on the Century III Plan of Lots as recorded in Plan Book Volume 143, page 94, as amended.

Legal Description of Lot No. 3:

      Beginning on the easterly side of Rte. 51, at line of land now or formerly of South Hills Shoppers City, Inc.; thence along said side of Rte. 51, N 13 56' 00" W, 261.36 feet to a point; thence continuing along said Rte. 51 in a northwesterly direction by the arc of a circle curving to the left having a radius of 1303.57 feet for an arc distance of 293.07 feet to a point, thence by a curve to the left having a radius of 1220.50 feet an arc distance of 113.36 feet to a point; thence by a curve to the right having a radius of 50 feet an arc distance of 75.33 feet to a point; thence N 62 42' 30" E, 283.97 feet to a point; thence N 17 42' 30 E, 36.06 feet to a point; thence N 62 42' 30" E, 85.12 feet to a point; thence N 73 19' 50" E, 138.25 feet to a point; thence N 62 42' 30" E, 113.82 feet to a point, thence S 27 71 30" E, 627.16 feet to a point; thence S 62 44' 00" W, 586.00' feet to a point; thence S 67 11' 00" W. 202.37 feet to the point of beginning.

                                                                     EXHIBIT "C"

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

      THIS AGREEMENT, dated as of the______day of___________, 2000, between Equitable Life Assurance Society of the United States, a New York corporation of _______________________________________(hereinafter called "Mortgagee") and
Schottenstein Stores Corp., a Delaware corporation of 1800 Moler Road, Columbus, OH, 43207 (hereinafter called "Tenant").

                                   WITNESSETH:

      WHEREAS, Tenant has entered into a certain lease dated____________, 2000 (the "Lease") with Tech One Associates, a Pennsylvania partnership (the "Landlord"), covering certain premises more fully described in the Lease (the "Premises");

      WHEREAS, Mortgagee is the holder of a Promissory Note secured by a mortgage (the "Mortgage") on the Premises and on other property, all of the foregoing being fully described in the Mortgage (collectively, the "Property"), which Mortgage is recorded in the Office of the Recorder of Deeds in and for Allegheny County, Pennsylvania (the "Public Records");

      WHEREAS, as further security for the debt secured by the Mortgage, Landlord has collaterally assigned to Mortgagee all of Landlord's right, title and interest in the Leas and the rents payable thereunder by Assignment of Rents and Leases, which is recorded among the Public Records; and

      WHEREAS, Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease and subject to the terms of the Mortgage and this Agreement.

      NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

      1. The Lease and all estates, rights, options, liens and charges therein contained or created thereunder is and shall be subject and subordinate to the lien and effect of the Mortgage insofar as it affects the Property and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or to be made thereunder, to the full extent of the principal sum and future advances secured thereby and interest thereon, with the same force and effect as if the Mortgage had been executed, delivered, and duly recorded among the above-mentioned public records, prior to the execution and delivery of the Lease.

      2. If Mortgagee or any trustee for Mortgagee takes possession of the Premises and/or the Property, as mortgagee-in-possession or otherwise, or forecloses the Mortgage or otherwise causes the Premises and/or the Property to be sold pursuant to the Mortgage, Mortgagee agrees not to affect or disturb Tenant's right to possession of the Premises and/or the Property under the terms of the Lease in the exercise of Mortgagee's rights so long as Tenant is not then in default under any of the terms, covenants, or conditions of the Lease or this Agreement, after written notice thereof and expiration of any applicable cure period.

      3. If Mortgagee succeeds to the interest of Landlord under the Lease and/or to title to the Premises and/or the Property, or if anyone else acquires title to or the right to possession of the Premises and/or the Property upon the foreclosure of the Mortgage or by other sale pursuant to the Mortgage, or upon the sale of the Premises and/or the Property by Mortgagee or its successors or assigns after foreclosure or other sale pursuant to the Mortgage or acquisition of title in lieu thereof or otherwise, Mortgagee or its successors or assigns or the then owner of the Premises and/or the Property after foreclosure or other sale pursuant to the Mortgage (hereinafter collectively referred to in this Paragraph as "Successor Landlord") and Tenant hereby agrees to be bound to one another under all of the terms, covenants and conditions of the Lease and Tenant agrees to attorn to Successor Landlord, accordingly, from and after such event, Successor Landlord and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

            (a) liable for any act or omission of any prior landlord (including the present Landlord) except acts or omissions of a continuing nature; or

            (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including the present Landlord); or

            (c) bound by any base annual rent or additional rent (except in accordance with Landlord's estimates therefor in accordance with the Lease) which Tenant might have paid for more than the current month to any prior landlord (including the present Landlord); or

            (d) bound by any amendment or modification of the Lease made without its prior written consent; or

            (e) liable for any defects in the design, workmanship or materials of the improvements to be constructed upon the Premises and/or the Property.

      4. Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn, such other instrument or instruments as Mortgagee or such other person shall from time to time reasonably request in order to confirm said provisions.

      5. Tenant hereby warrants and represents, covenants and agrees to and with
Mortgagee:

            (a) not to alter or modify the Lease in any respect or to cancel the Lease without the prior written consent of the Mortgagee;

            (b) to deliver to Mortgagee a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord;

            (c) the Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms thereof, and that notwithstanding any such assignment or any sublease, Tenant shall remain primarily liable for the observance and performance of all of its agreements under the Lease;

            (d) not to seek to terminate the Lease by reason of any default of Landlord without prior written notice thereof to Mortgagee and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default, after which time Mortgagee, at its option, may remedy any such default within thirty (30) days after the expiration of such time as Landlord was permitted to cure such default; provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, if Mortgagee commences to cure such default within such time and thereafter diligently proceeds with such efforts, Mortgagee shall have such time as is reasonably necessary to complete curing such default;

            (e) not to prepay or compromise payment of rent or other sums due or to become due under the Lease;

            (f) to promptly certify in writing to Mortgagee, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Mortgagee any tenant estoppel certificates required under the Lease;

            (g) that Landlord is not now in default under the Lease nor are there any circumstances which but for the giving of notice of the passage of time would constitute a default under the Lease, that the Lease is a complete statement of the parties thereto with respect to the letting of the Premises and/or the Property, and that the Lease presently is in full force and effect according to its original terms with no right of set-off or abatement against Tenant's obligation to pay the rent thereunder and no event or condition now exists or to the best of Tenant's knowledge, which, with lapse of time or notice or both, would exist, which would give Tenant the right to terminate this Lease; and

            (h) upon receipt by Tenant of a notice from Mortgagee that Landlord has defaulted under the Mortgage and has failed to cure the default within any applicable grace period set forth in the Mortgage and requesting Tenant to henceforth make all payments under the Lease to Mortgagee, Tenant shall thereafter pay directly to Mortgagee all rent and other sums due and to become due under the Lease.

      6. Tenant represents and warrants that it has not subordinated the Lease or its rights thereunder to any other mortgage or lien. Tenant agrees not to subordinate the Lease or any of its rights thereunder to any other mortgage or lien without the prior written consent of Mortgagee.

      7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   TENANT:

                                   SCHOTTENSTEIN STORES CORP

                                   By:  _______________________________
                                        Name:
                                        Title:

                                   MORTGAGEE:

                                   EQUITABLE LIFE ASSURANCE SOCIETY
                                   OF THE UNITED STATES

                                   By:  _______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D
[ILLEGIBLE]

1 Hand/cap Ramp Detail
-----------------------------
To Scale:   NTS

Drawing Index

T0       Cover Sheet, Site Plan, Code Information
T1.      Demolition and Construction Plan, Door Schedule
T2.1     Exterior Storefront Elevation, Storefront Plan, Construction Details
T2.2     Depressed Loading Dock Plan, Sections, Details
T3.1     Enlarged Toilet Room, Lounge, Cash Room Plans, Notes and Details
T3.2     Enlarged General Office Plan, Elevations, Notes and Details
T4       Fixture Plan, Wall Finish Sections and Details
T5       Floor Covering Plan, Floor Covering and Finish Schedules and Details
T6.1     Enlarged Kroehler Gallery Plan, Enlarged Bed Gallery Plan, Elevations
T6.2     Kroehler Gallery Details, Bed Gallery Details
T7.1     Enlarged Display Area Plan, Display Wall Sections and Notes
T7.2     Interior Elevations, Interior Details
T8.1     Reflected Ceilling and Lighting Plan, Light Fixture Schedule and
         Details
T9       Power Plan, Notes and Details
T10      Enlarged Office Fixture Plan, Elevations, Notes and Details
TS1      E.I.F.S. Details

S1       Structural Plan

P1       Plumbing Plan and Details
P2       Plumbing Plans, Isometrics, and Schedule

M1       Mechanical Plan and Notes
M2       Mechanical Details and Notes
M3       E.M.S.1
M4       E.M.S. 2

E1       Electrical Power Plan and Notes
E2       Electrical Lighting Plan and Notes
E3       Electrical Plans and Schedules
E4       Electrical Plans and Schedules

[VALUE CITY FURNITURE LOGO]

1800 Moler Road         Columbus, OH 43207

Store #: 47R
Address: 451 Clalrton Blvd., Ste. 2
         Pittsburgh, PA. 15236

Contractors shall verify and be responsible for all dimensions and conditions on the Job. The Architect shall be notified immediately of any discrepancies between this drawing, actual Job conditions, and dimensions.

This drawing and Ideas/designs represented thereby are and shall remain the property of the Architect and no part thereof shall be copied, Issued, or used, without the express written consent of the Architect.

Date: 3 December, 1999
Drawing: Cover Sheet
         Site Plan
         Code information

                                                                              TO

                                                                       EXHIBIT D
Index

      Cover Sheet, Site Plan, Code Information
      Demolition/ Construction Plan
      Partial Storefront Plans, Partial Roof Plan
      Exterior Storefront Structural Notes
      Storefront Sections, Storefront Notes
      Construction Details
      Truckwell Construction Plans, Sections and Details
      Truckwell Structural Plans and Details
      Lighting Plan, Mezzanine Lighting Plan, Lighting Legend fixture Plan, Coded Notes
      Enlarged Toilet Plans, Enlarged Office Plan, Toilet Elevations Storefront Elevation, Interior Elevations
      Door Schedule, Room Finish Schedulel, Material Schedule

      Structural Plan

      Plumbing Plan and Details
      Plumbing Plan and Details

      Power Plan
      Lighting Plan
      Electrical Schedules
      Electrical Schedules

      Mechanical Plan
      Mechanical Schedules

[DSW SHOE WAREHOUSE LOGO]

Store#:
Address: 451 Clairton Blvd., Ste. 2
         Pittsburgh, PA. 15236

Contractors shall verify and be responsible for all dimensions and conditions on the job. The Architect shall be notified Immediately of any discrepancies between this drawing, actual job conditions, and dimensions.

This drafting and Ideas/designs represented thereby are and shall remain the property of the Architect and no part thereof shall be copied, issued, or used, without the express written consent of the Architect.

Date: 15 December, 1999
Drawing: Cover Sheet
         Site Plan
         Code Information
                                                                          TO

Scale: As Noted

Page 2 of 2